Filed Pursuant to Rule 424(b)(5)
Registration No. 333-228295

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(1)

Senior Debt Securities	US$2,250,000,000	US$292,050

(1)
The registration fee of US$292,050 is calculated in accordance with Rule 457(r) of the US Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 9, 2018)

US$2,250,000,000

Westpac Banking Corporation
(ABN 33 007 457 141)
US$750,000,000 2.000% Notes due January 13, 2023
US$750,000,000 2.650% Notes due January 16, 2030

US$750,000,000 Floating Rate Notes due January 13, 2023

          We are offering US$750,000,000 aggregate principal amount of our 2.000% notes due January 13, 2023, which we refer to as the 2.000% notes, US$750,000,000 aggregate principal amount of our 2.650% notes due January 16, 2030, which we refer to as the 2.650% notes, and, together with the 2.000% notes, as the fixed rate notes, and US$750,000,000 aggregate principal amount of our floating rate notes due January 13, 2023, which we refer to as the floating rate notes, and, together with the fixed rate notes, as the notes. We will pay interest on the 2.000% notes at a rate of 2.000% per year semi-annually in arrears on January 13 and July 13 of each year, subject in each case to the applicable business day convention set forth in this prospectus supplement, beginning on July 13, 2020. We will pay interest on the 2.650% notes at a rate of 2.650% per year semi-annually in arrears on January 16 and July 16 of each year, subject in each case to the applicable business day convention set forth in this prospectus supplement, beginning on July 16, 2020. We will pay interest on the floating rate notes at a rate equal to the then applicable U.S. Dollar three-month LIBOR rate plus 0.390% quarterly in arrears on January 13, April 13, July 13 and October 13 of each year, subject in each case to the applicable business day convention set forth in the prospectus supplement, beginning on April 13, 2020. The 2.000% notes and the floating rate notes will mature on January 13, 2023. The 2.650% notes will mature on January 16, 2030. We may redeem all, but not less than all, of the 2.000% notes, the 2.650% notes and/or the floating rate notes if specified events occur involving Australian taxation, as described under "Description of the Senior Debt Securities—Redemption of Senior Debt Securities—Redemption for Taxation Reasons" in the accompanying prospectus.

          The notes will be our direct, unconditional and unsecured senior obligations and will rank, except for certain debts required to be preferred by law, equally with all of our other unsecured and unsubordinated obligations from time to time outstanding. For a description of debts preferred by law, see "Description of the Notes—Ranking" in this prospectus supplement. Each of the 2.000% notes, the 2.650% notes and the floating rate notes will constitute a separate series of Senior Debt Securities described in the accompanying prospectus.

          In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance that limit or prohibit the offer or sale of securities such as these notes to certain types of investors. By purchasing, or making or accepting an offer to purchase, these notes from us and/or the underwriters in the United States, each prospective investor represents, warrants, agrees with and undertakes to us and to each underwriter that it qualifies as a "qualified institutional buyer" as defined in Rule 144A of the Securities Act of 1933, as amended. See "Plan of Distribution" in the accompanying prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          Investing in the notes involves risks. To read about certain factors you should consider before investing in the notes, see "Forward-Looking Statements" on page S-v and "Risk Factors" beginning on page S-10 of this prospectus supplement, and the risk factors set forth in our Annual Report on Form 20-F for the financial year ended September 30, 2019 filed with the Securities and Exchange Commission, which we refer to as the 2019 Form 20-F, and which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

          The notes are not protected accounts or deposit liabilities of Westpac Banking Corporation for the purpose of the Banking Act 1959 of Australia, which we refer to as the Australian Banking Act, and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, (3) any compensation scheme of the Commonwealth of Australia or the United States, or (4) any other jurisdiction or party government or any governmental agency of any other jurisdiction.

	Per 2.000% Note	Total for 2.000% Notes		Per 2.650% Note	Total for 2.650% Notes		Per Floating Rate Note	Total for Floating Rate Notes
Public Offering Price(1)	99.983%	US$	749,872,500	99.956%	US$	749,670,000	100.000%	US$	750,000,000
Underwriting Discounts(2)	0.150%	US$	1,125,000	0.350%	US$	2,625,000	0.150%	US$	1,125,000
Proceeds to Westpac (before expenses)	99.833%	US$	748,747,500	99.606%	US$	747,045,000	99.850%	US$	748,875,000

(1)
Plus accrued interest from January 16, 2020 if settlement occurs after that date.
(2)
The underwriters have agreed to reimburse us for certain of our expenses relating to this offering. See "Underwriting (Conflicts of Interest)" on page S-33 for further information.

          The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

          The underwriters expect that the notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about January 16, 2020.

Joint Book-Running Managers

Citigroup	HSBC	J.P. Morgan	RBC Capital Markets	TD Securities	Westpac Banking Corporation

January 9, 2020

S-i

        You should rely only on information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering of the notes filed by us with the Securities and Exchange Commission, which we refer to as the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering of the notes filed by us with the SEC and the documents incorporated by reference herein and therein is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales of the notes are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 ("IDD"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will only be made to a legal entity which is a qualified investor under the Prospectus Regulation ("Qualified Investors"). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to Qualified Investors. Neither Westpac nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors in the EEA. The expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of section 21 of the Financial Services and Markets Act 2000, as amended, which we refer to as the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which we refer to as the Financial Promotion Order), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to

S-ii

any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to in this paragraph as "relevant persons"). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

S-iii

PRESENTATION OF INFORMATION

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus which gives more general information about our Senior Debt Securities, some of which may not apply to this offering.

        If the information in this prospectus supplement is inconsistent with information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus on or prior to the date hereof, you should rely on the information contained in this prospectus supplement.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement to the "Group," "we," "us" and "our" or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Corporations Act 2001 of Australia, which we refer to as the Australian Corporations Act), and references to "Westpac" are to Westpac Banking Corporation (ABN 33 007 457 141).

        We publish our consolidated financial statements in Australian dollars. In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to "dollars", "$", or "A$" are to Australian dollars, references to "US$", "USD" or "U.S. dollars" are to United States dollars and references to "NZ$", "NZD" or "NZ dollars" are to New Zealand dollars.

        Certain amounts that appear in this prospectus supplement may not sum due to rounding.

S-iv

FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference statements that constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions and financial support to certain borrowers. Words such as "will", "may", "expect", "intend", "seek", "would", "should", "could", "continue", "plan", "estimate", "anticipate", "believe", "probability", "risk", "aim" or other similar words are used to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those expected, depending on the outcome of various factors, including, but not limited to, those set forth in this prospectus supplement, our 2019 Form 20-F and the other documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Those factors include, but are not limited to:

  •
  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity, leverage and capital requirements;

  •
  regulatory investigations and other actions, inquiries, litigation, fines, penalties, restrictions or other regulator imposed conditions, including as a result of our actual or alleged failure to comply with laws (such as financial crime laws), regulations or regulatory policy;

  •
  internal and external events which may adversely impact our reputation;

  •
  information security breaches, including cyberattacks;

  •
  reliability and security of our technology and risks associated with changes to technology systems;

  •
  the stability of Australian and international financial systems and disruptions to financial markets and any losses or business impacts we or our customers or counterparties may experience as a result;

  •
  market volatility, including uncertain conditions in funding, equity and asset markets;

  •
  adverse asset, credit or capital market conditions;

  •
  an increase in defaults in credit exposures because of a deterioration in economic conditions;

  •
  the conduct, behavior or practices of us or our staff;

  •
  changes to our credit ratings or the methodology used by credit rating agencies;

  •
  levels of inflation, interest rates, (including low or negative rates), exchange rates and market and monetary fluctuations;

  •
  market liquidity and investor confidence;

  •
  changes in economic conditions, consumer spending, saving and borrowing habits in Australia, New Zealand and other countries (including as a result of tariffs and protectionist trade measures) in which we or our customers or counterparties conduct our or their operations and our ability to maintain or to increase market share, margins and fees, and control expenses;

  •
  the effects of competition, including from established providers of financial services and from non-financial services entities, in the geographic and business areas in which we conduct our operations;

S-v

  •
  the timely development and acceptance of new products and services and the perceived overall value of these products and services by customers;

  •
  the effectiveness of our risk management policies, including internal processes, systems and employees;

  •
  the incidence or severity of Westpac-insured events;

  •
  the occurrence of environmental change (including as a result of climate change) or external events in countries in which we or our customers or counterparties conduct our or their operations;

  •
  changes to the value of our intangible assets;

  •
  changes in political, social or economic conditions in any of the major markets in which we or our customers or counterparties operate;

  •
  the success of strategic decisions involving diversification or innovation, in addition to business expansion activity, business acquisitions and the integration of new businesses;

  •
  our ability to incur additional indebtedness and any limitations contained in the agreements governing such indebtedness; and

  •
  various other factors beyond our control.

        All forward-looking statements speak only as of the date made. We are under no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus supplement, whether as a result of new information, future events or otherwise.

S-vi

SUMMARY

        This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase the notes.

 Westpac Banking Corporation

        We are one of the four major banking organizations in Australia and one of the largest banking organizations in New Zealand. We provide a broad range of banking and financial services in these markets, including consumer, business and institutional banking and wealth management services.

        We have branches, affiliates and controlled entities throughout Australia, New Zealand, Asia and in the Pacific region, and maintain branches and offices in some of the key financial centers around the world.

        We were founded in 1817 and were the first bank established in Australia. In 1850, we were incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982, we changed our name to Westpac Banking Corporation following our merger with the Commercial Bank of Australia. On August 23, 2002, we were registered as a public company limited by shares under the Australian Corporations Act. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is (+61) 2 9155 7713 and our international telephone number is (+61) 2 9155 7700.

        As at September 30, 2019, we had total assets of A$907 billion. Our market capitalization as of January 7, 2020 was approximately A$88.9 billion.

        Our business is focused in Australia and New Zealand, operating under multiple brands. The Group operates through an extensive branch and ATM network, significant online capability, and call centers supported by specialist relationship and product managers. Our operations comprise the following key divisions:

  •
  Consumer is responsible for sales and service to consumer customers in Australia. Consumer is also responsible for the Group's insurance business which covers the manufacture and distribution of life, general and lenders mortgage insurances. The division also uses a third party to manufacture certain general insurance products. Banking products are provided under the Westpac, St.George, BankSA, Bank of Melbourne, and RAMS brands, while insurance products are provided under Westpac and BT brands. Consumer works with Business and Westpac Institutional Bank, which we refer to as WIB, in the sales, service, and referral of certain financial services and products including superannuation, platforms, auto lending and foreign exchange. The revenue from these products is mostly retained by the product originators.

  •
  Business provides business banking and wealth facilities and products for customers across Australia. Business is responsible for manufacturing and distributing facilities to small to medium enterprise, which we refer to as SME, and Commercial business customers (including Agribusiness) generally for up to A$150 million in exposure. SME customers include relationship managed and non-relationship managed SME customers (generally between A$100,000-A$250,000 facilities). The division offers a wide range of banking products and services to support their borrowing, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance and property finance. The division is also responsible for Private Wealth and the manufacture and distribution of investments (including margin lending and equities broking), superannuation and retirement products as well as wealth administration platforms. Business operates under the Westpac, St.George, BankSA, Bank of Melbourne, and BT brands. Business works with

    Consumer and WIB in the sale, referral and service of select financial services and risk management products (including corporate superannuation, foreign exchange and interest rate hedging). The revenue from these products is mostly retained by the product originators.

  •
  WIB delivers a broad range of financial products and services to commercial, corporate, institutional and government customers operating in, or with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in transactional banking, and financial and debt capital markets. Customers are supported throughout Australia and via branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific, providing a full range of banking services in Fiji and PNG. WIB works with all the Group's divisions in the provision of markets related financial needs, including foreign exchange and fixed interest solutions.

  •
  Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumer, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks: Westpac New Zealand Limited, which is incorporated in New Zealand, and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand while insurance and wealth products are provided under Westpac Life and BT brands, respectively. New Zealand also maintains its own infrastructure, including technology, operations and treasury.

  •
  Group Businesses include:

  •
  Treasury, which is responsible for the management of the Group's balance sheet including wholesale funding, capital and the management of liquidity. Treasury also manages the interest rate risk and foreign exchange risks inherent in the balance sheet, including managing the mismatch between Group assets and liabilities. Treasury's earnings are primarily sourced from managing the Group's balance sheet and interest rate risk (excluding Westpac New Zealand) within set risk limits;

  •
  Group Technology, which is responsible for technology strategy and architecture, infrastructure and operations, applications development and business integration in Australia;

  •
  Core Support, which comprises functions performed centrally, including Australian banking operations, property services, strategy, finance, risk, compliance, legal, human resources, and customer and corporate relations; and

  •
  Following the Group's decision to restructure its wealth operations and exit its Advice business in March 2019, the residual Advice operations (including associated remediation) and certain support functions of BTFG Australia have been transferred to Group Businesses.

        Group Technology costs are fully allocated to other divisions in the Group. Core Support costs are partially allocated to other divisions, while Group Head Office costs are retained in Group Businesses. Group Businesses also includes earnings on capital not allocated to divisions, certain intra-group transactions that facilitate the presentation of the performance of the Group's divisions, gains/losses from most asset sales, earnings and costs associated with the Group's Fintech investments, and certain other head office items such as centrally raised provisions.

 Recent Developments

AUSTRAC civil proceedings

        On November 20, 2019, AUSTRAC filed a Statement of Claim and commenced civil proceedings against Westpac in relation to an alleged 23 million contraventions since 2011 of its obligations under the Anti-Money Laundering and Counter-Terrorism Financing Act, which we refer to as the AML/CTF Act. Under the AML/CTF Act, the maximum penalty per contravention varies from $17 million to $21 million, depending on when during the relevant period it occurred. AUSTRAC claims that the alleged contraventions are the result of systemic failures in Westpac's control environment, indifference by senior management, and inadequate oversight by its Board. The proceedings relate to non-reporting of 19.5 million International Funds Transfer Instructions, which we refer to as IFTIs, and additionally, alleged failings in relation to record keeping and the passing on to AUSTRAC of certain data required in IFTIs, failure to comply with correspondent banking obligations (including with respect to correspondent banks that disclose higher money laundering and financing of terrorism risks, such as themselves having correspondent banking relationships with high risk or sanctioned countries), AML/CTF Program failures and contraventions of our ongoing customer due diligence obligations in relation to 12 customers who were allegedly not monitored with a view to identifying, mitigating and managing child exploitation risks. See "Risk Factors—Risks relating to our business—Our failure to comply with obligations pertaining to the prevention of financial crime, including the alleged failures subject to the AUSTRAC civil proceedings initiated in November 2019, could have a material adverse effect on our business and reputation".

        On December 9, 2019, the parties appeared in the Federal Court for a case management hearing in relation to the proceedings. The parties jointly told the Court that discussions regarding a Statement of Agreed Facts had commenced, and the Court adjourned the matter to be listed for a case management hearing on March 2, 2020. Westpac is determined to resolve this matter with AUSTRAC and urgently fix its issues around financial crime compliance.

AUSTRAC response plan

        On November 24, 2019, Westpac released a Response Plan in relation to the issues raised by AUSTRAC in its Statement of Claim. The Response Plan included a comprehensive set of actions across three areas:

  •
  Immediate fixes, including closing the LitePay product, which was a technology platform that facilitated low value international payments, and the closing of the relevant Westpac Australasian Cash Management Product which was the technology platform at the core of Westpac's failing to identify and report on IFTIs to AUSTRAC;

  •
  Lifting our standards, including priority screening and improving cross-industry data sharing; and

  •
  Protecting people, including investments to reduce the human impact of financial crime.

        Westpac stated that it was committed to implementing its Response Plan as a matter of urgency and that it would work constructively with AUSTRAC throughout this process. Westpac estimates that the commitments in its Response Plan will increase expenses by $80 million (pre-tax) in its financial year 2020 when the majority will be incurred or paid for.

        On November 28, 2019 and December 20, 2019, Westpac released details of the newly appointed Westpac Board Financial Crime Committee and the appointment of Promontory and an Accountability Review advisory panel. Promontory will provide its assurance over Westpac's assessment of management accountability and the adequacy of Westpac's Financial Crime Program, and the Accountability Review advisory panel will provide recommendations on Board risk governance and

Board accountability as part of Westpac's broader response plan. Westpac will make the recommendations of the Accountability Review advisory panel's review public.

        On December 9, 2019, Westpac also released a further update and advised that it had made a number of changes to its transaction monitoring and is continuing to review its processes and report to AUSTRAC suspicious matters that are identified.

Executive and Board changes

        On November 26, 2019, Westpac announced that following the AUSTRAC Statement of Claim, Brian Hartzer would be stepping down as CEO with Chief Financial Officer, Peter King, taking over as acting CEO and Chief Operating Officer, Gary Thursby, acting as CFO. These changes were effective from December 2, 2019.

        In addition, Westpac also announced that Director Ewen Crouch would not seek re-election at Westpac's Annual General Meeting and that Chairman Lindsay Maxsted was bringing forward his retirement as Chairman to the first half of 2020.

ASIC investigation

        ASIC has also recently commenced an investigation concerning possible breaches of legislation it administers arising from AUSTRAC's actions in relation to Westpac. Given it is in its early stages, it is unclear on the nature of any enforcement action that may be taken by ASIC, if any. For a description of ASIC's powers, see "Risk factors—Our businesses are highly regulated and we have been or could be adversely affected by failing to comply with laws, regulations or regulatory policy" in our 2019 Form 20-F.

APRA investigation and capital overlay

        On December 17, 2019, APRA announced that it had formally commenced an investigation into possible breaches of the Australian Banking Act by Westpac. APRA stated that it would focus on conduct that led to matters alleged in the AUSTRAC Statement of Claim and the actions taken to rectify and remediate issues after they were identified, and examine whether Westpac, its directors and/or senior managers breached the Australian Banking Act (including the Banking Executive Accountability regime), or contravened prudential standards.

        In addition, APRA announced that it would (i) impose a $500 million increase in Westpac's capital requirements to reflect the heightened operational risk profile of Westpac and (ii) commence an extensive review program focused on Westpac's risk governance, including risk management, accountability, remuneration, and culture. For a description of APRA's powers, see "Risk factors—Our businesses are highly regulated and we have been or could be adversely affected by failing to comply with laws, regulations or regulatory policy" in our 2019 Form 20-F.

        Westpac is committed to cooperating with APRA in all aspects of its investigation and review. The additional $500 million operational risk capital requirement, which was implemented through an increase in risk-weighted assets, applies from December 31, 2019 and will bring the total operational risk capital add-ons that Westpac is required to hold to $1 billion. This change is expected to reduce Westpac's Level 2 common equity tier 1 (CET1) capital ratio by approximately 16 basis points, based on the Group's balance sheet as at September 30, 2019.

Class Action against Westpac Banking Corporation

        On December 17, 2019, Westpac was served with a class action filed by Phi Finney McDonald on behalf of certain shareholders who acquired an interest in Westpac securities between December 16, 2013 and November 19, 2019 (inclusive). The claim relates to market disclosure issues connected to

Westpac's monitoring of financial crime over the relevant period and matters which are the subject of the AUSTRAC civil proceedings described above. The claim does not identify the amount of any damages sought. Westpac will be defending the claims.

Financial crime

        As part of our routine procedures, we regularly detect and remediate financial crime non-compliance issues and as part of the AUSTRAC Response Plan and other procedures we may find previously undetected issues. Some of these issues could be the subject of possible regulatory action against Westpac and could result in significant monetary penalties. In addition to the matters specified in the Statement of Claim and the AUSTRAC Response Plan described above, Westpac continues to progress a program of work to improve its management of financial crime risks (including Anti-Money Laundering and Counter-Terrorism Financing (AML/CTF), sanctions, Anti-Bribery and Corruption, FATCA and Common Reporting Standards). This work includes a review of our AML/CTF policies, the completeness of data feeding into our AML/CTF systems and our AML/CTF processes and controls. Westpac has been regularly updating AUSTRAC on progress and continues to implement a number of improvements to its AML/CTF Program, governance, policies, systems and controls together with related remediation work in respect of certain controls and reporting practices. These efforts relate to enhancements to, or are in response to issues with, matters such as customer on-boarding, customer and payment screening, ongoing customer due diligence, transaction monitoring and regulatory reporting (including in relation to IFTIs, Suspicious Matter Reports and Threshold Transaction Reports).

 The Offering

        The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see "Description of the Notes" in this prospectus supplement and "Description of the Senior Debt Securities" in the accompanying prospectus.

Issuer	Westpac Banking Corporation.
Notes Offered
US$750,000,000 aggregate principal amount of 2.000% notes due January 13, 2023.

US$750,000,000 aggregate principal amount of 2.650% notes due January 16, 2030.

US$750,000,000 aggregate principal amount of floating rate notes due January 13, 2023.

Maturity Date	The 2.000% notes and the floating rate notes will mature on January 13, 2023. The 2.650% notes will mature on January 16, 2030.
Interest Rate
We will pay interest on the 2.000% notes at a rate of 2.000% per year. We will pay interest on the 2.650% notes at a rate of 2.650% per year. We will pay interest on the floating rate notes at a rate equal to the then applicable U.S. dollar three-month LIBOR rate plus 0.390%.
Interest Payment Dates
Interest on the 2.000% notes will be payable semi-annually in arrears on January 13 and July 13 of each year, subject in each case to the applicable business day convention set forth below, beginning on July 13, 2020. Interest on the 2.650% notes will be payable semi-annually in arrears on January 16 and July 16 of each year, subject in each case to the applicable business day convention set forth in this prospectus supplement, beginning on July 16, 2020. Interest on the floating rate notes will be payable quarterly in arrears on January 13, April 13, July 13 and October 13 of each year, subject in each case to the applicable business day convention set forth in the prospectus supplement, beginning on April 13, 2020. Any payment of principal or interest with respect to the fixed rate notes required to be made on an interest payment date that is not a business day in New York, London and Sydney will be made on the next succeeding business day, and no interest will accrue on that payment for the period from and after the interest payment date to the date of payment on the next succeeding business day. If any floating rate interest payment date (as defined herein) would fall on a day that is not a business day in New York, London and Sydney, other than the floating rate interest payment date that is also the date of maturity for the floating rate notes, that floating rate interest payment date will be postponed to the following day that is a business day, except if such next business day is in a different month, in which case such floating rate interest payment date will be the immediately preceding day that is a business day. If the date of maturity of the floating rate notes is not a business day, payment of principal and interest on the floating rate notes will be made on the following day that is a business day and no interest will accrue for the period from and after such date of maturity of the floating rate notes.

Ranking	The notes will be our direct, unconditional, unsubordinated and unsecured obligations and will rank, except for certain debts required to be preferred by law, equally with all of our other unsecured and unsubordinated obligations from time to time outstanding. For a description of debts preferred by law, see "Description of the Notes—Ranking" in this prospectus supplement. The notes will rank senior to our subordinated obligations.
Redemption for Taxation Reasons
Subject to certain limitations, the senior indenture (as defined herein) provides that we will have the right to redeem the 2.000% notes, the 2.650% notes and/or the floating rate notes, in each case in whole, but not in part, as described in the accompanying prospectus under the heading "Description of the Senior Debt Securities—Redemption of Senior Debt Securities—Redemption for Taxation Reasons", with respect to the notes.

If we redeem the 2.000% notes, the 2.650% notes or the floating rate notes in these circumstances, the redemption price of each note redeemed will be equal to 100% of the principal amount of such note plus accrued and unpaid interest on such note to but excluding the date of redemption.
Use of Proceeds
We estimate that the net proceeds from the offering of the notes, after taking into account the underwriting discounts and deducting estimated offering expenses payable by us, will be US$2,244,227,950. We intend to use the net proceeds for general corporate purposes.
Sinking Fund	The notes will not be entitled to the benefit of any sinking fund.
Form of Note	Notes, in global form, which we refer to as global notes, will be held in the name of The Depository Trust Company, which we refer to as the Depositary or DTC, or its nominee.
Trustee	The Bank of New York Mellon, which we refer to as the trustee.

 Summary Financial Information

        The following table sets forth summary consolidated financial information as of, and for the financial years ended, September 30, 2019, 2018, 2017, 2016 and 2015. We have derived the summary financial information from our audited consolidated financial statements and related notes as of, and for the financial years ended, September 30, 2019, 2018, 2017, 2016 and 2015 which have been prepared in accordance with Australian Accounting Standards and International Financial Reporting Standards as issued by the International Accounting Standards Board.

        You should read this information together with the operating and financial review set forth in "Section 2" of our 2019 Form 20-F and our audited consolidated financial statements and the accompanying notes included in our 2019 Form 20-F, each of which is incorporated by reference in this prospectus supplement. See "Where You Can Find More Information" in this prospectus supplement.

	As of and for the financial year ended September 30,
	2019(1)	2019	2018	2017	2016	2015
	(in US$ millions)	(in A$ millions)
Income statement(2),(3)
Net interest income	11,405	16,907	16,505	15,516	15,148	14,267
Net fee income	1,116	1,655	2,424	2,603	2,611	2,808
Net wealth management and insurance income	694	1,029	2,061	1,800	1,899	2,228
Trading income	627	929	945	1,202	1,124	964
Other income	88	129	72	529	59	1,241

Net operating income before operating expenses and impairment charges	13,930	20,649	22,007	21,650	20,841	21,508
Operating expenses	(6,817)	(10,106)	(9,566)	(9,282)	(9,073)	(9,339)
Impairment charges	(536)	(794)	(710)	(853)	(1,124)	(753)

Profit before income tax	6,577	9,749	11,731	11,515	10,644	11,416
Income tax expense	(1,996)	(2,959)	(3,632)	(3,518)	(3,184)	(3,348)
Net profit attributable to non-controlling interests	(5)	(6)	(4)	(7)	(15)	(56)

Net profit attributable to owners of Westpac Banking Corporation	4,576	6,784	8,095	7,990	7,445	8,012

Balance sheet(2),(3)
Loans	482,184	714,770	709,690	684,919	661,926	623,316
Other assets	129,426	191,856	169,902	166,956	177,276	188,840

Total assets	611,610	906,626	879,592	851,875	839,202	812,156

Deposits and other borrowings	379,966	563,247	559,285	533,591	513,071	475,328
Debt issues	122,411	181,457	172,596	168,356	169,902	171,054
Loan capital	14,724	21,826	17,265	17,666	15,805	13,840
Other liabilities	50,318	74,589	65,873	70,920	82,243	98,019

Total liabilities	567,419	841,119	815,019	790,533	781,021	758,241

Total shareholders' equity and non-controlling interests	44,191	65,507	64,573	61,342	58,181	53,915

	As of and for the financial year ended September 30,
	2019	2018	2017	2016	2015
Key Financial Ratios
Business Performance
Operating expenses to operating income ratio (%)	48.94	43.47	42.87	43.53	43.42
Net interest margin (%)	2.12	2.13	2.06	2.10	2.09
Capital adequacy
APRA Basel III:
Common equity Tier 1 (%)	10.67	10.63	10.56	9.48	9.50
Tier 1 ratio (%)	12.84	12.78	12.66	11.17	11.38
Total capital ratio (%)	15.63	14.74	14.82	13.11	13.26
Credit Quality
Total provisions for expected credit losses/impairment on loans and credit commitments to total loans (basis points)(4)	54	43	45	54	53
Other information
Full-time equivalent employees (number at financial year end)(5)	33,288	35,029	35,096	35,580	35,484

(1)
Solely for the convenience of the reader, we have translated the amounts in this column from Australian dollars into U.S. dollars using the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York as of September 30, 2019 of A$1.00 to US$0.6746. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate or as of that or any other date.

(2)
Where accounting classifications have changed or where changes in accounting policy are adopted retrospectively, comparatives have been restated and may differ from results previously reported.

(3)
The above income statement extracts for the financial years ended September 30, 2019, 2018 and 2017 and balance sheet extracts as of September 30, 2019 and 2018 are derived from the consolidated financial statements included in the 2019 Form 20-F. The above income statement extracts for the financial years ended September 30, 2016 and 2015 and balance sheet extracts as of September 30, 2017, 2016 and 2015 are derived from consolidated financial statements previously published.

(4)
Provisions for expected credit losses (ECL) for the financial year ended September 30, 2019 have been determined based on AASB 9 Financial Instruments (December 2014) (AASB 9). Comparatives based on AASB 139 Financial Instruments: Recognition and Measurement (AASB 139) have not been restated. Refer to Note 1 and Note 13 to our audited consolidated financial statements included in our 2019 Form 20-F for further details.

(5)
Full-time equivalent employees include full-time, pro-rata part-time, overtime, temporary and contract staff.

RISK FACTORS

        Investors should carefully consider the risks described below and in the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described in the 2019 Form 20-F, before making an investment decision. The risks and uncertainties described below and in such other information are not the only ones facing us or you, as holders of the notes. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may become important factors that affect us or you, as holders of the notes.

Risks relating to our business

        The following risk factor updates and is in addition to the risks described in our 2019 Form 20-F.

Our failure to comply with obligations pertaining to the prevention of financial crime, including the alleged failures subject to the AUSTRAC civil proceedings initiated in November 2019, could have a material adverse effect on our business and reputation

        The Group is subject to anti-money laundering and counter-terrorism financing (AML/CTF) laws, anti-bribery and corruption laws, economic and trade sanctions laws and tax transparency laws in the jurisdictions in which it operates. These laws can be complex and, in some circumstances, impose a diverse range of obligations. As a result, the environment in which the Group operates has heightened its operational and compliance risks. For example, AML/CTF laws require Westpac and other regulated institutions to (amongst other things) undertake customer identification and verification, conduct ongoing due diligence on customers, maintain and comply with an AML/CTF program and undertake ongoing risk assessments. AML/CTF laws also require Westpac to report certain matters and transactions to regulators (including in relation to International Funds Transfer Instructions, Threshold Transaction Reports and Suspicious Matter Reports) and ensure that certain information is not disclosed to third parties in a way that would contravene the 'tipping off' provisions in AML/CTF legislation.

        In recent years there has been increased focus on compliance with financial crime obligations, with regulators around the globe commencing large-scale investigations and taking enforcement action where they have identified non-compliance (often seeking significant monetary penalties). Further, due to the large volume of transactions that the Group processes, the undetected failure or the ineffective implementation, monitoring or remediation of a system, policy, process or control (including in relation to a regulatory reporting obligation) has in some instances, and could in the future result in, a significant number of breaches of AML/CTF obligations. This in turn has led and could lead to regulatory action and the possibility of significant monetary penalties.

        While the Group has systems, policies, processes and controls in place that are designed to manage its financial crime obligations (including its reporting obligations), these have not always been, and may not in the future always be effective. The Group is currently undertaking a multi-year program designed to address areas of control weaknesses in its financial crime management framework and improve the management of this risk class. Although the Group provides updates to AUSTRAC and the Group's other regulators on its remediation and program update activities, there is no assurance that AUSTRAC or the Group's other regulators will agree that its remediation and program update activities will be adequate or effectively enhance the Group's compliance programs.

        If we fail, or where we have failed, to comply with these obligations, we could face regulatory enforcement action such as litigation, significant fines, penalties and the revocation, suspension or variation of licence conditions which may result in changes to business practices and business lines. The Group has previously publicly disclosed that it had self-reported to AUSTRAC a failure to report a large number of IFTIs (as required under Australia's AML/CTF Act) and that AUSTRAC was also investigating other areas relating to Westpac's processes, procedures and oversight. On November 20,

2019, AUSTRAC filed a Statement of Claim and commenced civil proceedings against Westpac in relation to an alleged 23 million contraventions since 2011 of its obligations under the AML/CTF Act. Under the AML/CTF Act, the maximum penalty per contravention varies from $17 million to $21 million, depending on when during the relevant period it occurred. The proceedings relate to non-reporting of 19.5 million IFTIs, and additionally, alleged failings in relation to record keeping and the passing on to AUSTRAC of certain data required in IFTIs, failure to comply with correspondent banking obligations, AML/CTF Program failures and contraventions of our ongoing customer due diligence obligations in relation to 12 customers who were allegedly not monitored with a view of identifying mitigating and managing child exploitation risks. The proceedings against Westpac may result in the payment of a significant financial penalty, which Westpac is currently unable to reliably estimate. Previous enforcement action by AUSTRAC against other institutions has resulted in a range of outcomes, depending on the nature and severity of the relevant conduct and its consequences, including substantial financial penalties. In addition, following AUSTRAC's commencement of civil proceedings, ASIC has also recently commenced an investigation concerning possible breaches of legislation it administers arising from AUSTRAC's actions in relation to Westpac. Given it is in its early stages, it is unclear on the nature of any enforcement action that may be taken by ASIC, if any, and APRA announced that it had formally commenced an investigation into possible breaches of the Australian Banking Act by Westpac as described in "Summary—Recent Developments".

        Non-compliance or alleged non-compliance with our obligations pertaining to the prevention of financial crime and public disclosure have also resulted in, and could lead to regulatory proceedings or other litigation commenced by third parties, including Australian, US or other class action proceedings, and regulatory action in non-Australian jurisdictions in which we operate, including by the US Securities and Exchange Commission, the US Office of Foreign Assets Control and other non-Australian regulators administering financial crime regulations. Any such litigation or proceeding could cause financial and reputational damage to us. Reputational damage could result in the loss of customers or restrict the Group's ability to access the capital markets on favorable terms, which could have a material adverse effect on the Group's business, reputation, results of operations and financial condition. Furthermore, any such material adverse effect could harm the Group's credit ratings.

        On December 17, 2019, a class action was filed relating to market disclosure issues connected to Westpac's monitoring of financial crime over the relevant period and matters which are the subject of the AUSTRAC civil proceedings as described in "Summary—Recent Developments". Additionally, we could be subject to breach of contract claims that, individually or collectively, could have a material adverse effect on the Group's business, prospects, reputation, financial performance or financial condition.

        The outcome of any of the matters described above, as well as any additional financial crime matters related or unrelated to AUSTRAC's commencement of civil proceedings, the ASIC investigation or the APRA investigation, could, either individually or in aggregate, materially adversely affect our business, prospects, reputation, financial performance or financial condition.

Risks relating to the notes

Because the senior indenture contains no limit on the amount of additional debt that we may incur, our ability to make timely payments on the notes you hold may be affected by the amount and terms of our future debt

        Our ability to make timely payments on our outstanding debt may depend on the amount and terms of our other obligations, including any additional Senior Debt Securities that we may issue. The senior indenture does not contain any limitation on the amount of indebtedness that we may issue in the future. As we issue additional Senior Debt Securities under the senior indenture or incur other indebtedness, unless our earnings grow in proportion to our debt and other fixed charges, our ability to service the notes on a timely basis may become impaired.

The 2.000% notes, the 2.650% notes and the floating rate notes will each constitute a separate series of Senior Debt Securities under the senior indenture

        Each time we issue Senior Debt Securities under the senior indenture, the Senior Debt Securities that we issue will constitute a separate series of Senior Debt Securities for purposes of the senior indenture (unless it is specifically provided that the Senior Debt Securities so issued will constitute a reopening of an outstanding series of Senior Debt Securities). This may result in adverse consequences to holders of the notes if an event of default were to occur with respect to the Senior Debt Securities of a particular series but not with respect to the 2.000% notes, the 2.650% notes or the floating rate notes. If this were to occur, holders of Senior Debt Securities of the series in respect of which such event of default shall have occurred may be entitled to accelerate the Senior Debt Securities of such series while holders of the 2.000% notes, the 2.650% notes or the floating rate notes, in the absence of any event of default, would not be entitled to accelerate the 2.000% notes, the 2.650% notes or the floating rate notes, as applicable, or pursue any other remedy. As a result, holders of Senior Debt Securities that have been accelerated may be entitled to payment in full in respect of their claims while holders of other series of Senior Debt Securities, including the 2.000% notes, the 2.650% notes or the floating rate notes, that have not been accelerated will not be entitled to any such payment until an event of default shall have occurred with respect to the Senior Debt Securities of such series.

The terms of the senior indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes

        The senior indenture governing the notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

  •
  restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes with respect to the assets of our subsidiaries;

  •
  restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

  •
  restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

        As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the senior indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Westpac has substantial liabilities which would have a higher priority in the event of its insolvency

        The notes are not protected accounts or deposit liabilities of Westpac for the purposes of the Australian Banking Act. They are unsecured obligations of Westpac, and in the event of the winding-up of Westpac, they would rank at least equally with other unsecured obligations of Westpac (except such obligations as receive priority under the Australian Banking Act or otherwise are preferred by law) and ahead of subordinated debt and obligations to shareholders (in their capacity as such). Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be made available to meet certain of Westpac's liabilities in priority to all other liabilities of Westpac (including the obligations of Westpac under the notes).

        As an authorized deposit-taking institution regulated by the Australian Prudential Regulation Authority, which we refer to as an ADI and APRA, respectively, the liabilities of Westpac that have priority, by virtue of Section 13A(3) of the Australian Banking Act, to the claims of holders in respect of the notes will be substantial, as such liabilities include (but are not limited to) liabilities owed to APRA in respect of any payments that APRA makes or is liable to make to (i) holders of protected accounts under the Australian Banking Act or (ii) a body corporate pursuant to a determination made by APRA in connection with a transfer of Westpac's business to that body corporate (where that transfer includes liabilities of Westpac in respect of protected accounts) under the Financial Sector (Transfer and Restructure) Act 1999, costs of APRA in exercising its powers and performing its functions relating to Westpac in connection with the financial claims scheme, liabilities in Australia in relation to protected accounts kept with Westpac, debts due to the Reserve Bank of Australia, which we refer to as the RBA, and liabilities under certified industry support contracts. Section 13A(3) applies in a winding-up of Westpac and other circumstances if Westpac is unable to meet its obligations or suspends payment. A "protected account" is either (a) an account where the "authorised deposit-taking institution" is required to pay the account-holder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

        Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A of the Australian Banking Act, and these assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds. The assets which are subject to such prior claims may also be substantial. In addition, future changes to applicable law may extend the debts required to be preferred by law or the assets to be excluded.

        In addition, under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac, and Section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the Reserve Bank Act, provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac.

        Therefore, in the event of Westpac's insolvency, there is no assurance that Westpac will have sufficient assets to repay the notes in full or at all. See "Description of the Notes—Ranking" in this prospectus supplement.

The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to the trustee and holders of notes

        The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to the trustee and holders of notes. In particular, under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us regarding the conduct of our business, including prohibiting making payments with respect to our and certain of our related entities' debt obligations (including the notes), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint a "Banking Act statutory manager" to take control of our business (including the businesses of certain of our related entities).

        The Australian Banking Act provides that any other party to a contract to which Westpac is a party (which would include the trustee and a holder of the notes) may not, among other things, accelerate any debt under that contract on the grounds that Westpac is subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the notes or a "Banking Act statutory manager" is in control of Westpac's business, which could prevent the trustee or holders of the notes from accelerating repayment of the notes or obtaining or enforcing a judgment for repayment of the notes following acceleration. However, in the event of a winding-up of Westpac, the trustee and the holders of the notes would be entitled to accelerate repayment of the notes (and exercise any other available remedy).

        The Australian Banking Act was recently amended to enhance APRA's powers to facilitate resolution of the entities it regulates (and their subsidiaries). Additional powers which have been given to APRA and which impact Westpac include greater oversight, management and directions powers in relation to Group entities which were previously not regulated by APRA, increased statutory management powers over certain other entities within the Group and changes which are designed to give statutory recognition to the conversion or write-off of regulatory capital instruments.

Insolvency and similar proceedings are likely to be governed by Australian law

        In the event that Westpac becomes insolvent, insolvency proceedings are likely to be governed by Australian law. Australian insolvency laws are different from the insolvency laws of certain other jurisdictions, including the United States. In particular, the voluntary administration procedure under the Australian Corporations Act, which provides for the potential re-organization of an insolvent company, is different from Chapter 11 under the U.S. Bankruptcy Code and may differ from similar provisions under the insolvency laws of other non-Australian jurisdictions.

        In addition, to the extent that the holders of the notes are entitled to any recovery with respect to the notes in any bankruptcy or certain other events in bankruptcy, insolvency, dissolution or reorganization relating to Westpac, those holders might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Australian dollars.

Changes in inter-bank lending rate reporting practices or the method pursuant to which LIBOR rates are determined may adversely affect the value of the floating rate notes

        In a speech on July 27, 2017, Andrew Bailey, the Chief Executive of the Financial Conduct Authority, which we refer to as the FCA, announced the FCA's intention to cease sustaining LIBOR from the end of 2021. The FCA has statutory power to compel panel banks to contribute to LIBOR when necessary. However, the FCA has decided not to ask, or to require, that panel banks continue to submit contributions to LIBOR beyond the end of 2021. The FCA has indicated that the current panel banks will voluntarily sustain LIBOR until the end of 2021. The FCA's intention is that after 2021, it will no longer be necessary for the FCA to persuade, or to compel, panel banks to submit to LIBOR. The FCA does not intend to sustain LIBOR by using its influence or legal powers beyond that date. It is possible that the LIBOR administrator, ICE Benchmark Administration, and the panel banks could continue to produce LIBOR on the current basis after 2021, if they are willing and able to do so. However, the survival of LIBOR in its current form, or at all, is not guaranteed after 2021.

        At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to LIBOR or any other reference rate, or the establishment of alternative reference rates may have on LIBOR, other benchmarks or floating rate debt securities, including the floating rate notes. Uncertainty as to the nature of such potential discontinuance, modification, alternative reference rates or other reforms may materially adversely affect the trading market for securities linked to such benchmarks, including the floating rate notes. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for the floating rate notes, and consequently the value of the floating rate notes, to be materially lower than expected.

        If it is determined that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in "Description of the Notes—Floating Rate Notes—Effect of Benchmark Transition Event,") have occurred with respect to LIBOR and an alternative reference rate for LIBOR is used as described in "Description of the Notes—Floating Rate Notes," we or our designee (which may be an independent financial advisor or other designee of ours (any of such entities, a "Designee")) may make certain adjustments to such rate, including applying a spread thereon, or changing the determination of interest periods and the timing and frequency of determining rates and making payments of interest, and related provisions and definitions, to reflect the adoption of such alternative reference rate in a manner that is substantially consistent with industry accepted practices or applicable regulatory or legislative actions or guidance for such alternative reference rate. See "Description of the Notes—Floating Rate Notes." There are no limits or parameters dictating whom we may appoint as our Designee to assist in determinations and adjustments relating to a Benchmark Transition Event. There is no assurance that the Designee selected by us to assist in such determinations and adjustments has the competency to make such determinations or adjustments or that the actions of the Designee will be consistent with similar determinations and adjustments made on similar securities. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (as defined under "Description of the Notes—Floating Rate Notes—Effect of Benchmark Transition Event") (such as the Alternative Reference Rates Committee of the Federal Reserve Bank of New York, which we refer to as the NY Federal Reserve), (ii) the International Swaps and Derivatives Association, Inc., or (iii) in certain circumstances, us (or our Designee). The application of a Benchmark Replacement and Benchmark Replacement Adjustment (each as defined in "Description of the Notes—Floating Rate Notes—Effect of Benchmark Transition Event"), and any implementation of Benchmark Replacement Conforming Changes (as defined in "Description of the Notes—Floating Rate Notes—Effect of Benchmark Transition Event,"), could result in adverse consequences to the amount of interest payable on the floating rate notes, which could adversely affect the return on, value of and market for the floating rate notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing. Other floating rate debt securities issued by other issuers, by comparison, may be subject in similar circumstances to different procedures for the establishment of alternative reference rates. Any of the foregoing may have a material adverse effect on the amount of interest payable on the floating rate notes, or the market liquidity and market value of the floating rate notes.

Interest on the floating rate notes will be calculated using a Benchmark Replacement selected by us or our Designee if a Benchmark Transition Event occurs

        As described in detail in the section "Description of Notes—Floating Rate Notes—Effect of Benchmark Transition Event," which we refer to as the benchmark transition provisions, if during the term of the floating rate notes, we (or our Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR, we in our sole discretion (or our Designee in its sole discretion) will select a Benchmark Replacement as the base rate in accordance with the benchmark transition provisions. The Benchmark Replacement may include a spread adjustment and technical, administrative or operational changes described in the benchmark transition provisions may be made to the interest rate determination if we determine in our sole discretion (or our Designee determines in its sole discretion) they are required.

        Our interests (or those of our Designee) in making the determinations described above may be adverse to your interests as a holder of the floating rate notes. The selection of a Benchmark Replacement, and any decisions made by us (or our Designee) in connection with implementing a Benchmark Replacement with respect to the floating rate notes, could result in adverse consequences to the applicable interest rate on the floating rate notes, which could adversely affect the return on, value of and market for such securities. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to LIBOR or that any Benchmark Replacement will produce the economic equivalent of LIBOR.

The interest rate for the floating rate notes may be determined by reference to a Benchmark Replacement even if LIBOR continues to be published

        If a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to LIBOR, the interest rate for the floating rate notes will thereafter be determined by reference to the applicable Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative. The interest rate on the floating rate notes may, therefore, cease to be determined by reference to LIBOR, and instead be determined by reference to a Benchmark Replacement, even if LIBOR continues to be published. Such replacement rate may be lower than LIBOR for so long as LIBOR continues to be published, and the return on, value of and market for the floating rate notes may be adversely affected.

The Secured Overnight Financing Rate is a relatively new market index and as the related market continues to develop, there may be an adverse effect on the return on or value of the floating rate notes

        If a Benchmark Transition Event and its related Benchmark Replacement Date occur, then the rate of interest on the floating rate notes will be determined using the Secured Overnight Financing Rate, which we refer to as SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date also occur with respect to the Benchmark Replacements that are linked to SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement).

        The Benchmark Replacements specified in the benchmark transition provisions include Term SOFR, a forward-looking term rate which will be based on SOFR. Term SOFR is currently being developed under the sponsorship of the NY Federal Reserve, and there is no assurance that the development of Term SOFR will be completed. If a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to LIBOR and, at that time, a form of Term SOFR has not been selected or recommended by the Federal Reserve Board, the NY Federal Reserve, a committee thereof or successor thereto, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the amount of interest payable on the floating rate notes for the next applicable interest period and all subsequent interest periods (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

        The NY Federal Reserve began to publish SOFR in April 2018. Although the NY Federal Reserve has also begun publishing historical indicative SOFR going back to 2014, such prepublication of historical data inherently involves assumptions, estimates and approximations. You should not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates.

        Also, because SOFR is a relatively new market index, an established trading market for SOFR-linked debt may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the floating rate notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities like the floating rate notes, the trading price of those securities linked to SOFR may be lower than those of debt securities linked to rates that are more widely used. Debt securities linked to SOFR may not be able to be sold or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

        The NY Federal Reserve notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the NY Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to you as a holder of the floating rate notes. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction or elimination of the amount of interest payable on the floating rate notes and a reduction in their trading prices.

There is no existing public market for the notes, a market may not develop and you may have to hold your notes to maturity

        Each of the 2.000% notes, the 2.650% notes and the floating rate notes is a new issue of securities and there is no existing trading market for these series of notes. We have been advised by the underwriters that the underwriters may make a secondary market for each of these series of notes. However, they are not obligated to do so and may discontinue making a secondary market for any and all of these series of notes at any time without notice. If a trading market for any series of notes develops, no assurance can be given as to how liquid that trading market will be. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.

USE OF PROCEEDS

        We estimate that the net proceeds from the offering of the notes, after taking into account the underwriting discounts and deducting estimated offering expenses payable by us, will be US$2,244,227,950. We intend to use the net proceeds for general corporate purposes.

CAPITALIZATION

        We set forth below our cash and balances with central banks and our capitalization as of September 30, 2019 and as adjusted to give effect to the issuance of the notes and the repayment of maturing debt issues and issuance of new debt issues and ordinary shares subsequent to September 30, 2019 and on or prior to November 30, 2019. This information should be read in conjunction with our consolidated financial statements, including the notes thereto, and other financial information pertaining to us incorporated herein by reference.

	As of September 30, 2019
	Actual	As adjusted
		(unaudited)
	(in A$ millions)
Cash and balances with central banks	20,059	20,059

Debt issues	181,457	176,081	(1)

Notes offered hereby	—	3,327	(2)

Loan capital	21,826	21,826

Shareholders' equity and non-controlling interests
Share capital	36,955	38,908	(3)
Reserves	1,311	1,311
Retained profits	27,188	27,188
Non-controlling interests	53	53

Total shareholders' equity and non-controlling interests	65,507	67,460

Total capitalization	268,790	268,694

(1)
The net adjustment of A$5,376 million reflects the repayment of maturing debt issues and the issuance of new debt issues subsequent to September 30, 2019 and on or before November 30, 2019. Debt issues issued in a currency other than Australian dollars have been converted into Australian dollars using the closing spot rate on November 29, 2019.

(2)
We have translated the aggregate principal amount of the notes from U.S. dollars into Australian dollars using the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York as of November 29, 2019 of A$1.00 to US$0.6762. This translation should not be considered a representation that such amount has been, could have been or could be converted into Australian dollars at that or at any other exchange rate or as of that or any other date.

(3)
The net adjustment of A$1,953 million primarily reflects the issuance of ordinary shares in an institutional placement on November 8, 2019.

DESCRIPTION OF THE NOTES

        The following description is a summary of certain terms of the notes. This summary supplements the description of the Senior Debt Securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The descriptions of certain terms of the notes and the senior indenture do not purport to be complete, and reference is hereby made to the senior indenture, as amended and supplemented by the first supplemental indenture, the fifth supplemental indenture, the seventeenth supplemental indenture and the twenty-fifth supplemental indenture, each of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and as further supplemented by the twenty-eighth supplemental indenture relating to the notes, which will be filed as an exhibit to a Report on Form 6-K, and the Trust Indenture Act of 1939, as amended. You may also request copies of the indenture and the first, fifth, seventeenth, twenty-fifth and twenty-eighth supplemental indentures from us at our address set forth under "Where You Can Find More Information." References to "we," "us" and "our" in this description of the notes refer only to Westpac Banking Corporation and not to any of its subsidiaries.

General

        We will issue the notes under the senior indenture, dated July 1, 1999, between us and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as trustee, as amended and supplemented by the first supplemental indenture, dated August 27, 2009, between us and the trustee, the fifth supplemental indenture, dated August 14, 2012, between us and the trustee, the seventeenth supplemental indenture, dated November 9, 2016, between us and the trustee and the twenty-fifth supplemental indenture, dated November 9, 2018, between us and the trustee, which we refer to collectively as the base indenture, as further supplemented by the twenty-eighth supplemental indenture, to be dated the date of issuance of the notes, between us and the trustee. We refer to the base indenture, as further supplemented by the twenty-eighth supplemental indenture, collectively as the senior indenture.

        We will initially issue US$750,000,000 aggregate principal amount of the 2.000% notes, US$750,000,000 aggregate principal amount of the 2.650% notes and US$750,000,000 aggregate principal amount of the floating rate notes. The notes will be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. We may from time to time, without the consent of the existing holders, create and issue additional 2.000% notes, 2.650% notes or floating rate notes having the same terms and conditions as the 2.000% notes, the 2.650% notes or the floating rate notes, as applicable, being offered hereby in all respects, except for issue date, issue price and, if applicable, the first date from which interest accrues and the first date of payment of interest thereon. Additional 2.000% notes, 2.650% notes or floating rate notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding 2.000% notes, 2.650% notes or floating rate notes, as the case may be, unless such additional 2.000% notes, 2.650% notes or floating rate notes will not be treated as fungible with the 2.000% notes, the 2.650% notes or the floating rate notes, as the case may be, being offered hereby for U.S. federal income tax purposes. The notes offered hereby and any additional notes of the same series would rank equally and ratably.

        The notes will be our direct, unconditional and unsecured senior obligations and will rank, except for certain debts required to be preferred by law, equally with all of our other unsecured and unsubordinated obligations. The notes will rank senior to our subordinated obligations. For a description of debts preferred by law, see "—Ranking" in this prospectus supplement.

        Each of the 2.000% notes, the 2.650% notes and the floating rate notes will constitute a separate series of Senior Debt Securities described in the accompanying prospectus. Except as described in this prospectus supplement, the terms generally applicable to Senior Debt Securities, as described under "Description of the Senior Debt Securities" in the accompanying prospectus, will be applicable to each of the 2.000% notes, the 2.650% notes and the floating rate notes.

        The notes are not entitled to the benefit of any sinking fund.

        The 2.000% notes and the floating rate notes will mature on January 13, 2023. The 2.650% notes will mature on January 16, 2030.

  Fixed Rate Notes

        The fixed rate notes will bear interest at the rate of 2.000% per year in the case of the 2.000% notes, or 2.650% per year in the case of the 2.650% notes, in each case from January 16, 2020 or from the most recent interest payment date to which interest has been paid or duly provided for. We will pay interest on the 2.000% notes semi-annually in arrears on January 13 and July 13 of each year, subject in each case to the business day convention set forth below, beginning on July 13, 2020, until the 2.000% notes shall have been paid in full. We will pay interest on the 2.650% notes semi-annually in arrears on January 16 and July 16 of each year, subject in each case to the business day convention set forth below, beginning on July 16, 2020, until the 2.650% notes shall have been paid in full. Interest on a 2.000% note will be paid to the person in whose name that 2.000% note was registered at the close of business on the December 29 or June 28, as the case may be, whether or not a business day, prior to the applicable interest payment date, except in the case of the interest payment date that is also the date of maturity of such 2.000% note. Interest on a 2.650% note will be paid to the person in whose name that 2.650% note was registered at the close of business on the January 1 or July 1, as the case may be, whether or not a business day, prior to the applicable interest payment date, except in the case of the interest payment that is also the date of maturity of such 2.650% note. The amount of interest on the fixed rate notes payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period. Any payment of principal or interest required to be made on an interest payment date that is not a business day will be made on the next succeeding business day, and no interest will accrue on that payment for the period from and after the interest payment date to the date of payment on the next succeeding business day.

        For purposes of the fixed rate notes, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.

  Floating Rate Notes

        The floating rate notes will bear interest from January 16, 2020, or from the most recent floating rate interest payment date (as defined below) to which interest has been paid or duly provided for. The interest rate per annum for the floating rate notes will be reset quarterly on the first day of each floating rate interest period (as defined below) and will be equal to LIBOR (as defined below) plus 0.390%, as determined by a calculation agent. The Bank of New York Mellon will initially act as calculation agent. The amount of interest for each day the floating rate notes are outstanding, which we refer to as the daily interest amount, will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of the floating rate notes then outstanding. The amount of interest to be paid on the floating rate notes for each floating rate interest period will be calculated by adding the daily interest amounts for each day in the floating rate interest period.

        We will pay interest on the floating rate notes quarterly in arrears on January 13, April 13, July 13 and October 13 (we refer to each such date as a floating rate interest payment date) of each year, subject in each case to the business day convention set forth below, beginning on April 13, 2020, until the floating rate notes shall have been paid in full. If any floating rate interest payment date would fall on a day that is not a business day, other than the floating rate interest payment date that is also the date of maturity for the floating rate notes, that floating rate interest payment date will be postponed to the following day that is a business day, except if such next business day is in a different month, in which case such floating rate interest payment date will be the immediately preceding day that is a business day. If the date of maturity of the floating rate notes is not a business day, payment of principal and interest on the floating rate notes will be made on the following day that is a business day and no interest will accrue for the period from and after such date of maturity of the floating rate notes. Interest on a floating rate note will be paid to the person in whose name that floating rate note was registered at the close of business on the December 29, March 29, June 28 or September 28, as the case may be, whether or not a business day, prior to the applicable floating rate interest payment date, except in the case of the floating rate interest payment date that is also the date of maturity of the floating rate notes.

        Except as described below for the first floating rate interest period, on each floating rate interest payment date, we will pay interest for the period commencing on and including the immediately preceding floating rate interest payment date and ending on and including the day preceding the next floating rate interest payment date. We refer to this period as a floating rate interest period. The first floating rate interest period will begin on and include January 16, 2020 and will end on and include the day preceding the first floating rate interest payment date.

        "LIBOR," with respect to a floating rate interest period, shall be:

  (i)
  The rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London banking day after the determination date (each as defined below) that appears on the designated LIBOR page (as defined below) as of 11:00 a.m., London time, on the determination date.

  (ii)
  If the designated LIBOR page does not include this rate or is unavailable on the determination date, except as provided below, the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected and identified by us, to provide that bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the determination date to prime banks in the London interbank market for deposits in a representative amount (as defined below) in U.S. dollars for a three-month period beginning on the second London banking day after the determination date. If at least two offered quotations are so provided, LIBOR for the floating rate interest period will be the arithmetic mean of all quotations so provided. If fewer than two quotations are so provided, the calculation agent will request each of three major banks in New York City, as selected and identified by us, to provide that bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the determination date for loans in a representative amount in U.S. dollars to leading European banks for a three-month period beginning on the second London banking day after the determination date. If at least two rates are so provided, LIBOR for the floating rate interest period will be the arithmetic mean of all rates so provided. If fewer than two rates are so provided, then LIBOR for the floating rate interest period will be LIBOR in effect with respect to the immediately preceding floating rate interest period.

        Notwithstanding the provisions above, if we (or our Designee) determines on or prior to the relevant interest determination date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR, then the provisions set forth below under "Effect of Benchmark Transition Event," which we refer to as the benchmark transition provisions, will thereafter apply to all determinations of the rate of interest payable on the floating rate notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement and the margin specified in this prospectus supplement.

  Effect of Benchmark Transition Event

        Benchmark Replacement.    If we or our Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined herein) in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates.

        Benchmark Replacement Conforming Changes.    In connection with the implementation of a Benchmark Replacement, we or our Designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

        Decisions and Determinations.    Any determination, decision or election made by us or our Designee pursuant to this Section titled "Effect of Benchmark Transition Event," including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in our or our Designee's sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the floating rate notes, shall become effective without consent from any other party.

        Certain Defined Terms.    As used in this Section titled "—Effect of Benchmark Transition Event":

        "Benchmark" means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement.

        "Benchmark Replacement" means the Interpolated Benchmark; provided that if we or our Designee cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then "Benchmark Replacement" means the first alternative set forth in the order below that can be determined by us or our Designee as of the Benchmark Replacement Date:

  (1)
  the sum of (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

  (2)
  the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

  (3)
  the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

  (4)
  the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

  (5)
  the sum of: (a) the alternate rate of interest that has been selected by us or our Designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

        "Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by us or our Designee as of the Benchmark Replacement Date:

  (1)
  the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

  (2)
  if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

  (3)
  the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our Designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

        "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, changes to the definition of "Corresponding Tenor" solely when such tenor is longer than the Interest Period and other administrative matters) that we or our Designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our Designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our Designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our Designee determines is reasonably necessary).

        "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

  (1)
  in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

  (2)
  in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

        "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

  (1)
  a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

  (2)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

  (3)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

        "Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period, as applicable, as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by us or our Designee in accordance with:

  (1)
  the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

  (2)
  if, and to the extent that, we or our Designee determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us or our Designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the margin specified in this prospectus supplement.

        "Corresponding Tenor" with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

        "Designated LIBOR Page" means the display on the Reuters Service (or any successor service) on the "LIBOR01" page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

        "Determination date" with respect to a floating rate interest period will be the second London banking day preceding the first day of the floating rate interest period.

        "Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

        "Interpolated Benchmark" with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

        "ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

        "ISDA Fallback Adjustment" means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

        "ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

        "London banking day" is any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Reference Time" with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by us or our Designee in accordance with the Benchmark Replacement Conforming Changes.

        "Relevant Governmental Body" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

        "Representative amount" means a principal amount that is representative for a single transaction in the relevant market at the relevant time.

        "SOFR" with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.

        "Term SOFR" means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

        "Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

        For purposes of the floating rate notes, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.

        All calculations of the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on Westpac and on the holders of the floating rate notes. In no event shall the interest rate on the floating rate notes be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Additionally, the interest rate on the floating rate notes will in no event be lower than zero. The calculation agent will, upon the request of any holder of the floating rate notes, provide the rate of interest then in effect.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Redemption

        We will not be permitted to redeem the 2.000% notes, the 2.650% notes or the floating rate notes at our option, other than for taxation reasons as described under "Description of the Senior Debt Securities—Redemption of Senior Debt Securities—Redemption for Taxation Reasons" in the accompanying prospectus.

Events of default

        The senior indenture provides that, if an event of default in respect of any series of notes shall have occurred and be continuing, either the trustee or the holders of not less than 33 1/3% in principal amount of such series of notes may declare the principal amount of such series of notes to be due and payable immediately, by written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of such series of notes shall be immediately due and payable by Westpac.

        The senior indenture defines events of default in respect of each of the 2.000% notes, the 2.650% notes and the floating rate notes as:

  •
  Westpac fails to pay interest or any additional amount on any note of such series when due and payable and such failure continues for a period of 30 days;

  •
  Westpac fails to pay the principal of, or any premium on, any note of such series when due and payable and such failure continues for a period of 15 days;

  •
  Westpac fails to perform for a period of 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 33 1/3% in principal amount of the outstanding notes of such series any material covenant or warranty in the senior indenture

    (other than those listed in the first and second bullets above or any other covenant which has been expressly included in the senior indenture solely for the benefit of any other series of Senior Debt Securities issued under the senior indenture other than the notes of such series) in respect of the notes of such series;

  •
  Westpac commences a voluntary case or proceeding under any applicable law involving any winding-up of Westpac;

  •
  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or to the commencement of any such case or proceeding against Westpac;

  •
  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

  •
  the entry of a decree or order by a court of competent jurisdiction, which is not successfully appealed within 60 days for relief involving or resulting in the winding-up of Westpac; and

  •
  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac's property or similar events of Westpac.

        Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us and certain of our related entities regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the notes), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint a "Banking Act statutory manager" to take control of our business (including certain of our related entities).

        The Australian Banking Act provides that any other party to a contract to which we are a party (which would include the trustee and a holder of the notes) may not, among other things, accelerate any debt under that contract on the grounds that we are subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the notes or a "Banking Act statutory manager" is in control of our business, which could prevent the trustee or holders of the notes from accelerating repayment of the notes or obtaining or enforcing a judgment for repayment of the notes following acceleration. However, in the event of a winding-up, the trustee and the holders of the notes would be entitled to accelerate repayment of the notes (and exercise any other available remedy).

Ranking

        The notes will be Westpac's direct, unconditional and unsecured obligations and will rank equally without any preference among themselves and, except for certain debts required to be preferred by law (including those in respect of Westpac's deposit liabilities in Australia), equally with all of Westpac's other unsecured and unsubordinated obligations. The notes will rank senior to Westpac's subordinated obligations.

        Under Section 13A(3) and Section 16 of the Australian Banking Act and Section 86 of the Reserve Bank Act 1959, certain debts of Westpac are preferred by law, as described below.

        Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be available to satisfy, in priority to all other liabilities of Westpac, including the notes:

  •
  first, certain liabilities of Westpac to APRA (if any) because of the rights APRA has against Westpac under Sections 16AI or 16AIC of the Australian Banking Act;

  •
  second, APRA's costs (if any) in exercising its powers and performing its functions relating to Westpac in connection with the financial claims scheme;

  •
  third, Westpac's liabilities (if any) in Australia in relation to protected accounts that accountholders keep with Westpac;

  •
  fourth, Westpac's debts (if any) to the RBA; and

  •
  fifth, Westpac's liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act.

        A "protected account" is either (a) an account where Westpac is required to pay the accountholder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

        Under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac. Further, Section 86 of the Reserve Bank Act provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac. Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A of the Australian Banking Act, and those assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds.

        The notes are not protected accounts or deposit liabilities for the purpose of the Australian Banking Act, and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Notes issued as global notes

        The notes are expected to be issued in the form of global notes. See "Description of the Senior Debt Securities—Global Securities" in the accompanying prospectus.

Defeasance

        The notes are subject to our ability to defease and/or discharge as described under the caption "Description of the Senior Debt Securities—Satisfaction and Discharge of the Indenture; Defeasance" in the accompanying prospectus.

Book-Entry System

        All interests in the notes will be subject to the operations and procedures of DTC, Euroclear Bank SA/NV, which we refer to as Euroclear, and Clearstream Banking S.A., which we refer to as Clearstream. The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC, Euroclear and Clearstream and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

        The Depository Trust Company, New York, NY, will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered note certificate will be issued for each issue of the notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each

$500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.

        DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants, which we refer to as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

        Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each note, which we refer to as a Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC's records reflect only the identity of the Direct Participants to whose accounts the notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions, and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or our agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Westpac or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear, which we refer to as Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking Commission. Distributions of principal and interest with respect to notes held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by such system's depositary.

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, which we refer to as Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream

Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading. DTC will be linked indirectly to Clearstream and Euroclear through the DTC accounts of their respective U.S. depositaries.

        Global Clearance and Settlement Procedures.    Initial settlement for the notes will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although we understand that DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

TAXATION

        For a general discussion of the material U.S. federal income tax and Australian tax considerations relating to the purchase, ownership, and disposition of the notes by certain holders, please refer to "Taxation" in the accompanying prospectus.

        The following summary replaces the section "Taxation—United States Taxation—FATCA Withholding" in the accompanying prospectus:

"FATCA Withholding

        It is possible that, in order to comply with FATCA, we (or, if the Senior Debt Securities are held through another financial institution, such other financial institution) may be required (pursuant to an agreement entered into with the United States or under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)) (i) to request certain information from holders or beneficial owners of the Senior Debt Securities, which information may be provided to the IRS, and (ii) to withhold U.S. tax on any portion of any payment with respect to the Senior Debt Securities treated as a foreign passthru payment made two years or more after the date on which the final regulation that define "foreign passthru payments" are published if such information is not provided or if payments are made to certain foreign financial institutions that have not entered into a similar agreement with the United States (and are not otherwise required to comply with the FATCA regime under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)).

        If we or any other person are required to withhold or deduct amounts arising under or in connection with FATCA from any payments made with respect to the Senior Debt Securities, holders and beneficial owners of the Senior Debt Securities will not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction. FATCA is complex and its application to the Senior Debt Securities remains uncertain. Each holder and beneficial owner should consult its own tax advisor regarding the application of FATCA to the Senior Debt Securities."

UNDERWRITING (CONFLICTS OF INTEREST)

        Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC and Westpac Banking Corporation are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to severally purchase, and we have agreed to sell to that underwriter, the principal amount of the 2.000% notes, the 2.650% notes and the floating rate notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of 2.000% Notes		Principal Amount of 2.650% Notes		Principal Amount of Floating Rate Notes
Citigroup Global Markets Inc.	US$	125,000,000	US$	125,000,000	US$	125,000,000
HSBC Securities (USA) Inc.		125,000,000		125,000,000		125,000,000
J.P. Morgan Securities LLC		125,000,000		125,000,000		125,000,000
RBC Capital Markets, LLC		125,000,000		125,000,000		125,000,000
TD Securities (USA) LLC		125,000,000		125,000,000		125,000,000
Westpac Banking Corporation		125,000,000		125,000,000		125,000,000

Total	US$	750,000,000	US$	750,000,000	US$	750,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        The underwriters have advised us that they propose to offer some of the notes directly to the public at the public offering price, set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price, less a concession not to exceed 0.100% of the principal amount of the 2.000% notes, 0.200% of the principal amount of the 2.650% notes and 0.100% of the principal amount of the floating rate notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.050% of the principal amount of the 2.000% notes, 0.150% of the principal amount of the 2.650% notes and 0.050% of the principal amount of the floating rate notes. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms.

        The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        In connection with this offering of the notes, we will pay underwriting discounts to the underwriters of 0.150% (expressed as a percentage) of the principal amount of the 2.000% notes, 0.350% (expressed as a percentage) of the principal amount of the 2.650% notes and 0.150% (expressed as a percentage) of the principal amount of the floating rate notes.

        In connection with the offering of the notes, the representatives may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        We estimate that our total expenses, excluding the underwriting discounts, for this offering will be US$439,550. Each of the representatives have agreed to reimburse us for certain of our expenses relating to this offering.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        Each of the 2.000% notes, the 2.650% notes and the floating rate notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the 2.000% notes, the 2.650% notes or the floating rate notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the 2.000% notes, the 2.650% notes or the floating rate notes or that an active public market for the 2.000% notes, the 2.650% notes or the floating rate notes will develop. If an active public market for the 2.000% notes, the 2.650% notes or the floating rate notes does not develop, the market price and liquidity of the 2.000% notes, the 2.650% notes or the floating rate notes may be adversely affected.

        Since trades in the secondary market generally settle in two business days, purchasers who wish to trade notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially settle in T+5 to specify alternative settlement arrangements to prevent a failed settlement.

Conflicts of Interest

        The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, directly and indirectly, provided various investment and commercial banking services to us and our affiliates for which they received customary fees and commissions. The underwriters and their affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Westpac. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters and affiliates routinely hedge, certain other of those underwriters or their affiliates hedge, and are likely to continue to hedge, and certain other of those underwriters or affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Westpac Banking Corporation is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the notes in the United States, it will do so through Westpac Capital Markets LLC, a U.S. registered broker-dealer, which we refer to as WCM. WCM is an affiliate of Westpac Banking Corporation. This offering will be conducted in compliance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., which we refer to as FINRA, regarding a FINRA member firm's distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, WCM may not make sales in this offering to any discretionary accounts without the prior written approval of the customer.

        This prospectus supplement, together with the accompanying prospectus and any prospectus describing the terms of the specific series of securities being offered and sold, may be used by Westpac or WCM in connection with offers and sales of such securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, or at other prices. Westpac or WCM may act as principal or agent in these transactions. Neither Westpac nor WCM is obligated to make a market in any of the securities referenced on the cover of this prospectus supplement and either Westpac or WCM may discontinue any market-making at any time without notice, at its sole discretion.

Offering restrictions

Australia

        Neither this prospectus supplement nor the accompanying prospectus or any disclosure document (as defined in the Australian Corporations Act) in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission, which we refer to as ASIC. Each underwriter has represented and agreed that, in connection with the distribution of the notes, it:

            (i)  has not offered for issue or sale, nor invited applications for the issue, sale or purchase of, any notes in Australia (including an offer or invitation which is received by a person in Australia);

           (ii)  will not offer for issue or sale, nor invite applications for the issue or sale of, or to purchase, any notes in Australia (including an offer or invitation which is received by a person in Australia); and

          (iii)  has not distributed or published, and will not distribute or publish, this prospectus supplement or any other offering material or advertisement relating to the notes in Australia;

        unless:

           (x)  (A) the aggregate amount payable on acceptance of the offer by each offeree or invitee for the notes of either series is a minimum amount (disregarding amounts, if any, lent by Westpac or another person offering the notes of such series or an associate (as defined in Division 2 of Part 1.2 of the Australian Corporations Act) of either of them) of A$500,000 (or its equivalent in an alternate currency); or (B) the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Parts 6D.2 or 7.9 of the Australian Corporations Act;

           (y)  the offer, invitation or distribution complies with all applicable Australian laws and regulations in relation to the offer, invitation or distribution; and

           (z)  such action does not require any document to be lodged with the ASIC or the Australian Securities Exchange operated by ASX Limited.

European Economic Area

        Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA.

        For the purposes of this provision:

           (a)  the expression "retail investor" means a person who is one (or more) of the following:

            (i)  a retail client as defined in point (11) of Article 4(1) of MiFID II; or

           (ii)  a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

          (iii)  not a qualified investor as defined in the Prospectus Regulation; and

           (b)  the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

France

        Each underwriter has represented and agreed that:

            (i)  in connection with its initial distribution of the notes, (A) it has not offered or sold and will not offer or sell, directly or indirectly, any notes to the public in the Republic of France and (B) offers and sales of notes will made in the Republic of France only to qualified investors as defined and in accordance with Articles L.411-1 and L.411-2 of the French Code monétaire et financier relating to qualified investors; and

           (ii)  it has not distributed or caused to be distributed and will not distribute or cause to be distributed in the Republic of France this prospectus supplement or any other offering material relating to the notes other than to investors to whom offers and sales of notes in the Republic of France may be made as described in (i)(B) above.

        In compliance with Article 211-4 of the General regulation of the Autorité des marchés financiers (French stock exchange authority) investors are informed that the notes have not been subject to a prospectus submitted for approval to the Autorité des marchés financiers.

        The persons or entities referred to in Article L.411-2.II.4 of the French Code monétaire et financier may purchase notes solely for their own account under the conditions referred to in Articles D.411-1, D.411-2, D.734-1, D.744-1 and D.754-1 and D.764-1 of the French Code monétaire et financier.

        The notes thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with the conditions referred to in Articles L.411-1, L.412-1 and L.621-8 to L.621-8-3 of the French Code monétaire et financier.

The Netherlands

        Each underwriter has represented and agreed in respect of the notes that it has not offered and that it will not offer, directly or indirectly, any notes in The Netherlands and that such an offer may not be announced (whether electronically or otherwise), unless the notes are offered exclusively to persons who qualify as professional market parties within the meaning of article 1:1 of the Financial Markets Supervision Act (Wet op het financieel toezicht).

Japan

        Each underwriter has represented and agreed that the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), which we refer to as the Financial Instruments and Exchange Law, and has represented and agreed that the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan. For the purpose of this paragraph "any resident of Japan" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Hong Kong

        Each underwriter has represented and agreed that it has not offered or sold and will not sell or offer to sell the notes to persons in Hong Kong by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and that it has not issued or had in its possession for the purposes of issue, and will not issue and will not have in its possession for the purpose of issue any advertisement, invitation or document relating to the notes (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, which we refer to as the SFA, by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor as defined in the SFA, which we refer to as an Institutional Investor, pursuant to Section 274 of the SFA, (b) to an accredited investor as defined in the SFA, which we refer to as an Accredited Investor, or other relevant person as defined in Section 275(2) of the SFA, which we refer to as a Relevant Person, and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (c) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

        It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

            (i)  a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

           (ii)  a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries' rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

           (x)  to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

           (y)  where no consideration is or will be given for the transfer;

           (z)  where the transfer is by operation of law; or

         (aa)  as specified in Section 276(7) of the SFA.

        Notification under Section 309B(1)(C) of the SFA - unless otherwise stated in this prospectus supplement in respect of the notes, all notes shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulation 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

The United Kingdom

        Each underwriter has represented and agreed that:

            (i)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not, if Westpac was not an authorised person, apply to Westpac; and

           (ii)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Italy

        The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa ("CONSOB") pursuant to Italian securities legislation and, accordingly, each underwriter has represented and agreed that, save as set out below, it has not offered or sold, and will not offer or sell, any notes in the Republic of Italy in an offer to the public and that sales of the notes in the Republic of Italy shall be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulation.

        Accordingly, each of the underwriters has represented and agreed that it will not offer, sell or deliver any notes or distribute copies of this Prospectus Supplement and any other document relating to the notes in the Republic of Italy except:

          (1)   to "qualified investors", as referred to in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the "Decree No. 58") and defined in Article 34-ter, paragraph 1, let. b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended ("Regulation No. 11971"); or

          (2)   in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

        Any such offer, sale or delivery of the notes or distribution of copies of this prospectus supplement or any other document relating to the notes in the Republic of Italy must be:

          (a)   made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993 as amended, Decree No. 58, CONSOB Regulation No. 20307 of 15 February 2018, as amended and any other applicable laws and regulations;

          (b)   in compliance with Article 129 of Legislative Decree No. 385 of 1 September 1993, as amended, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy and the relevant implementing guidelines of the Bank of Italy issued on 25 August 2015 (as amended on 10 August 2016); and

          (c)   in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Provisions relating to the secondary market in the Republic of Italy

        Investors should also note that, in any subsequent distribution of the notes in the Republic of Italy, Article 100-bis of Decree No. 58 may require compliance with the law relating to public offers of securities. Furthermore, where the notes are placed solely with "qualified investors" and are then systematically resold on the secondary market at any time in the 12 months following such placing, purchasers of notes who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and, in addition, to claim damages from any authorised person at whose premises the notes were purchased, unless an exemption provided for under Decree No. 58 applies.

Notice to Prospective Investors in Switzerland

        The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the "FinSA") and will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports and other information with the SEC under the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        You may request a copy of any filings (excluding exhibits) referred to above and in "Incorporation of Information We File with the SEC" at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager. Telephone requests may be directed to such person at 1 (212) 389-1269. Our website is available at www.westpac.com.au. Information contained in or accessible through the websites mentioned in this prospectus supplement does not form part of this prospectus supplement or the accompanying prospectus and all references in this prospectus supplement to websites are inactive textual references and are for information only.

        This prospectus supplement is a supplement to the accompanying prospectus contained in a registration statement that we have filed with the SEC relating to the notes to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement, including the accompanying prospectus, and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC's Internet site.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus supplement;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede this prospectus supplement and any previously incorporated information.

        We incorporate by reference the documents listed below which were filed with or furnished to the SEC under the Exchange Act:

  •
  our annual report on Form 20-F for the financial year ended September 30, 2019;

  •
  the information contained in Exhibit 1 (2019 Pillar 3 Report) to our report on Form 6-K dated November 4, 2019;

  •
  the exhibits attached to our report on Form 6-K, dated November 19, 2019;

  •
  the information contained in our report on Form 6-K, excluding Exhibits 1 and 2, dated November 20, 2019;

  •
  the information contained in our report on Form 6-K, excluding Exhibits 1 and 2, dated November 25, 2019;

  •
  the information contained in our report on Form 6-K, excluding Exhibit 1, dated November 26, 2019;

  •
  the information contained in our report on Form 6-K, excluding Exhibits 1, 2 and 3, dated November 29, 2019;

  •
  the information contained in our report on Form 6-K, excluding Exhibit 1, dated December 5, 2019;

  •
  the information contained in our report on Form 6-K, excluding Exhibit 1, dated December 17, 2019; and

  •
  the information set forth in Exhibit 1 to our report on Form 6-K, dated December 18, 2019.

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement until this offering is completed:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in the accompanying prospectus; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that information appearing in documents incorporated by reference herein is accurate only as of the respective dates of those documents. Our business, financial condition and results of operations may have changed since that date.

CURRENCY OF PRESENTATION AND EXCHANGE RATES

        We publish our consolidated financial statements in Australian dollars.

        The following table sets forth, for Westpac's financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in U.S. dollars per A$1.00. Westpac's financial year ends on September 30 of each year.

Financial Year	At Period End	Average Rate(1)	High	Low
2014	0.8737	0.9155	0.9705	0.8715
2015	0.7020	0.7781	0.8904	0.6917
2016	0.7667	0.7385	0.7817	0.6855
2017	0.7840	0.7624	0.8071	0.7174
2018	0.7238	0.7583	0.8105	0.7107
2019	0.6746	0.7023	0.7360	0.6730
2020(2)	0.6973	0.6911	0.7030	0.6698

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through January 3, 2020.

        Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

VALIDITY OF SECURITIES

        King & Wood Mallesons, our Australian counsel, will provide an opinion to the effect that we have duly authorized the issuance of the notes. Additionally, the validity of the notes under New York law will be passed upon for us by our New York counsel, Debevoise & Plimpton LLP, New York, New York. The validity of the notes under New York law will be passed upon for the Underwriters by their United States counsel, Sidley Austin LLP, New York, New York.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting), incorporated in this prospectus supplement and the accompanying prospectus by reference to the 2019 Form 20-F, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of the Chartered Accountants Australia and New Zealand.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY

        The liability of PwC Australia with respect to claims arising out of its audit report described under "Experts" above, is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, as amended (the "Professional Standards Act") and Chartered Accountants Australia and New Zealand (NSW) scheme adopted by Chartered Accountants Australia and New Zealand and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act (the "NSW Accountants Scheme"). For matters occurring on or prior to October 8, 2019, the liability of PwC Australia may be subject to the limitations set forth in predecessor schemes. The current NSW Accountants Scheme expires on October 7, 2024 unless further extended or replaced.

        The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted to be done in the performance of its professional services for us, including, without limitation, its audits of our financial statements. The extent of the limitation depends on the timing of the relevant matter and is:

  •
  in relation to matters occurring on or after October 8, 2013, a maximum liability for audit work of A$75 million; or

  •
  in relation to matters occurring on or prior to October 7, 2013, the lesser of (in the case of audit services) ten times the reasonable charge for the service provided and a maximum liability for audit work of A$75 million.

        The limitations do not apply to claims for breach of trust, fraud or dishonesty.

        In addition, there is equivalent professional standards legislation in place in other states and territories in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation. Accordingly, liability for acts or omissions by PwC Australia in Australian states or territories other than New South Wales may be limited in a manner similar to that in New South Wales. These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgment under U.S. or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia's assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to extensive judicial consideration and therefore how the limitation might be applied by the courts and the effect of the limitation remain untested in a number of respects, including its effect in respect of the enforcement of foreign judgments.

EXPENSES

        The following table sets forth the aggregate expenses, other than the underwriting discounts, to be paid by us in connection with this offering. All amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	US$	292,050
Printing Expenses		15,000
Trustee's Fees and Expenses		7,500
Accountants' Fees and Expenses		25,000
Legal Fees and Expenses		100,000

Total	US$	439,550

PROSPECTUS

Westpac Banking Corporation

ABN 33 007 457 141

Senior Debt Securities

        By this prospectus, we may offer from time to time the securities described in this prospectus.

        Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

        Unless stated otherwise in a prospectus supplement or term sheet, none of the Senior Debt Securities will be listed on any securities exchange.

        The Senior Debt Securities are not protected accounts or deposit liabilities for the purpose of the Banking Act of 1959 of Australia, which we refer to as the Australian Banking Act, or the financial claims scheme established under the Australian Banking Act, which we refer to as the FCS are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of the United States, (3) any compensation scheme of the Commonwealth of Australia or the United States, or (4) any other jurisdiction or party.

        We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. In addition, we or our U.S. broker-dealer subsidiary, Westpac Capital Markets LLC, may use this prospectus, together with the relevant prospectus supplement and prospectus describing the terms of the specific series of securities being offered and sold, in market-making transactions in the securities described therein after they are initially offered and sold.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf process, we are registering the class of securities described in this prospectus, and we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update, supplement, change or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation of Information We File with the SEC". If the information contained or incorporated by reference in this prospectus differs from any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading "Where You Can Find More Information".

        No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Westpac Banking Corporation, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall under any circumstances create any implication that there has been no change in the affairs of Westpac Banking Corporation since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the "Group", "we", "us" and "our" or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Commonwealth of Australia's Corporations Act 2001, which we refer to as the Australian Corporations Act), and references to "Westpac" are to Westpac Banking Corporation ABN 33 007 457 141.

        All references in this prospectus, any supplement hereto or in any document incorporated or deemed to be incorporated by reference in this prospectus to websites are, unless we expressly state otherwise, intended to be inactive textual references for information only and any information contained in or accessible through any such website does not form a part of this prospectus, unless we specifically state in this prospectus or in any such document that all or any portion of such information is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference statements that constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this prospectus and the information incorporated by reference herein and therein and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions and financial support to certain borrowers. Words such as "will", "may", "expect", "intend", "seek",

"would", "should", "could", "continue", "plan", "estimate", "anticipate", "believe", "probability", "risk", "aim" or other similar words are used to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those expected, depending on the outcome of various factors, including, but not limited to, those set forth in our Annual Report on Form 20-F for the financial year ended September 30, 2018 and the other documents incorporated by reference in this prospectus. Those factors include, but are not limited to:

  •
  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity, leverage and capital requirements;

  •
  regulatory investigations and other actions, inquiries, litigation, fines, penalties, restrictions or other regulator imposed conditions, including as a result of our actual or alleged failure to comply with laws (such as financial crime laws), regulations or regulatory policy;

  •
  internal and external events which may adversely impact our reputation;

  •
  information security breaches, including cyberattacks;

  •
  reliability and security of our technology and risks associated with changes to technology systems;

  •
  the stability of Australian and international financial systems and disruptions to financial markets and any losses or business impacts we or our customers or counterparties may experience as a result;

  •
  market volatility, including uncertain conditions in funding, equity and asset markets;

  •
  adverse asset, credit or capital market conditions;

  •
  an increase in defaults in credit exposures because of a deterioration in economic conditions;

  •
  the conduct, behavior or practices of us or our staff;

  •
  changes to our credit ratings or the methodology used by credit rating agencies;

  •
  levels of inflation, interest rates, exchange rates and market and monetary fluctuations;

  •
  market liquidity and investor confidence;

  •
  changes in economic conditions, consumer spending, saving and borrowing habits in Australia, New Zealand and other countries in which we or our customers or counterparties conduct our or their operations and our ability to maintain or to increase market share, margins and fees, and control expenses;

  •
  the effects of competition, including from established providers of financial services and from non-financial services entities, in the geographic and business areas in which we conduct our operations;

  •
  the timely development and acceptance of new products and services and the perceived overall value of these products and services by customers;

  •
  the effectiveness of our risk management policies, including internal processes, systems and employees;

  •
  the incidence or severity of events which we insure;

  •
  the occurrence of environmental change (including as a result of climate change) or external events in countries in which we or our customers or counterparties conduct our or their operations;

  •
  changes to the value of our intangible assets;

  •
  changes in political, social or economic conditions in any of the major markets in which we or our customers or counterparties operate;

  •
  the success of strategic decisions involving diversification or innovation, in addition to business expansion activity, business acquisitions and the integration of new businesses;

  •
  our ability to incur additional indebtedness and any limitations contained in the agreements governing such indebtedness; and

  •
  various other factors beyond our control.

        All forward-looking statements speak only as of the date made. We are under no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise.

 WESTPAC BANKING CORPORATION

        We are one of the four major banking organizations in Australia and one of the largest banking organizations in New Zealand. We provide a broad range of banking and financial services in these markets, including consumer, business and institutional banking and wealth management services.

        We have branches, affiliates and controlled entities throughout Australia, New Zealand, Asia and in the Pacific region, and maintain branches and offices in some of the key financial centers around the world.

        We were founded in 1817 and were the first bank established in Australia. In 1850 we were incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 we changed our name to Westpac Banking Corporation following our merger with the Commercial Bank of Australia. On August 23, 2002, we were registered as a public company limited by shares under the Australian Corporations Act. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is (+61) 2 9293 9270.

        As at September 30, 2018, we had total assets of A$880 billion. Our market capitalization as of November 2, 2018 was approximately A$91 billion.

        Our operations comprise the following key customer-facing business divisions operating under multiple brands serving over 14 million customers.

  •
  Consumer Bank, which we refer to as CB, is responsible for sales and service to consumer customers in Australia under the Westpac, St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through a dedicated team of specialist consumer relationship managers along with an extensive network of branches, call centers and automatic teller machines, which we refer to as ATMs. Customers are also supported by a range of internet and mobile banking solutions. CB also works in an integrated way with Business Bank, which we refer to as BB, BT Financial Group (Australia), which we refer to as BTFG, and Westpac Institutional Bank, which we refer to as WIB, in the sales and service of select financial services and products, including wealth and foreign exchange.

  •
  BB is responsible for sales and service to micro, small to medium enterprise and commercial business customers in Australia for facilities up to approximately $150 million. The division operates under the Westpac, St.George, BankSA and Bank of Melbourne brands. Customers are provided with a wide range of banking and financial products and services to support their borrowing, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance and property finance. The division is also responsible for consumer customers with auto finance loans. BB works in an integrated way with BTFG and WIB in the sales, referral and service of select financial services and products, including corporate superannuation, foreign exchange and interest rate hedging.

  •
  BTFG is the Australian wealth management and insurance arm of the Westpac Group providing a broad range of associated services. BTFG's funds management operations include the manufacturing and distribution of investment, superannuation, retirement products, wealth administration platforms, private wealth, margin lending and equities broking. BTFG's insurance business covers the manufacturing and distribution of life, general and lenders mortgage insurance. The division also uses a third party to manufacture of certain general insurance products. In managing risk across all insurance classes. The division reinsures certain risks using external providers. In addition to the BT brand, BTFG operates a range of financial services brands along with the banking brands of Westpac, St.George, Bank of Melbourne and BankSA for Private Wealth and Insurance.

  •
  WIB delivers a broad range of financial products and services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in financing, transactional banking, financial and debt capital markets. Customers are supported throughout Australia as well as via branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific, currently providing a range of banking services in Fiji and PNG. WIB works in an integrated way with all the Group's divisions in the provision of more complex financial needs, including across foreign exchange and fixed interest solutions.

  •
  Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited (WNZL), which is incorporated in New Zealand, and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand, while insurance and wealth products are provided under Westpac Life and BT brands, respectively. Westpac New Zealand also maintains its own infrastructure, including technology, operations and treasury.

  •
  Group Businesses include:

  •
  Treasury, which is responsible for the management of the Group's balance sheet, including wholesale funding, capital and management of liquidity. Treasury also manages the interest rate risk and foreign exchange risks inherent in the balance sheet, including managing the mismatch between Group assets and liabilities. Treasury's earnings are primarily sourced from managing the Group's balance sheet and interest rate risk (excluding Westpac New Zealand) within set risk limits;

  •
  Group Technology, which comprises functions for the Australian business, is responsible for technology strategy and architecture, infrastructure and operations, applications development and business integration; and

  •
  Core Support, which comprises functions performed centrally, including Australian banking operations, property services, strategy, finance, risk, compliance, legal, human resources and customer and corporate relations.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include financing our activities and those of our subsidiaries, including refinancing outstanding indebtedness, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings, and financing acquisitions.

        Until we use the net proceeds from the sale of any of our securities offered by this prospectus for general corporate purposes, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments.

 DESCRIPTION OF THE SENIOR DEBT SECURITIES

        The following discussion describes the general terms and conditions applicable to Senior Debt Securities that we may offer. In addition to these general provisions, in connection with an investment in a particular series of Senior Debt Securities, investors should review the description of the provisions and any risk factors applicable to that series of Senior Debt Securities, including those set forth herein and in any applicable prospectus supplement or term sheet.

        Unless the context otherwise requires, references to "we", "us", "our" and "Westpac" in this description of the Senior Debt Securities refer only to Westpac Banking Corporation ABN 33 007 457 14 and not to any of its subsidiaries.

        The Senior Debt Securities will be issued in one or more series under a Senior Indenture, dated as of July 1, 1999, between us and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, as trustee, as supplemented and amended by the First Supplemental Indenture, dated as of August 27, 2009, between us and the trustee, as further supplemented and amended by the Fifth Supplemental Indenture, dated as of August 14, 2012, between us and the trustee, the Seventeenth Supplemental Indenture, dated as of November 9, 2016, between us and the trustee, and the Twenty-Fifth Supplemental Indenture, dated November 9, 2018, between us and the trustee, which we refer to collectively as the senior indenture. The senior indenture provides that there may be more than one trustee, each with respect to one or more series of Senior Debt Securities.

        We have summarized below certain terms of the senior indenture which we believe will be most important to your decision to invest in our Senior Debt Securities. You should keep in mind, however, that it is the senior indenture, and not this summary, which defines your rights as a holder of Senior Debt Securities. There may be other provisions in the senior indenture which are also important to you. You should read the senior indenture for a full description of the terms of the Senior Debt Securities. The senior indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture. References in any parenthetical below to sections or articles are to sections or articles of the senior indenture.

        The following description of the terms of the Senior Debt Securities sets forth certain general terms and provisions of the Senior Debt Securities to which any applicable prospectus supplement or term sheet may relate. The particular terms of the Senior Debt Securities offered by any applicable prospectus supplement or term sheet and the extent, if any, to which such general provisions may not apply to the Senior Debt Securities will be described in the applicable prospectus supplement or term sheet. Accordingly, for a description of the terms of a particular issue of Senior Debt Securities, you should refer to both the applicable prospectus supplement or term sheet and to the following description.

Ranking

        Senior Debt Securities will be Westpac's direct, unconditional and unsecured obligations and will rank equally without any preference among themselves and, except for certain debts required to be preferred by law (including those in respect of Westpac's deposit liabilities in Australia), equally with all of Westpac's other unsecured and unsubordinated obligations. The Senior Debt Securities will rank senior to Westpac's subordinated obligations, including any subordinated debt securities.

        Under Section 13A(3) and Section 16 of the Banking Act of 1959 of Australia, which we refer to as the Australian Banking Act, and Section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the Reserve Bank Act, certain debts of Westpac are preferred by law, as described below.

        Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be available to satisfy, in priority to all other liabilities of Westpac, including the Senior Debt Securities:

  •
  first, certain liabilities of Westpac owed to the Australian Prudential Regulation Authority, which we refer to as APRA, (if any) in respect of any payments that APRA makes or is liable to make to (i) holders of protected accounts under the Australian Banking Act or (ii) a body corporate pursuant to determination made by APRA in connection with a transfer of Westpac's business to that body corporate (where that transfer includes liabilities to Westpac in respect of protected accounts) under the Australian Financial Sector (Transfer and Restructure) Act 1999;

  •
  second, APRA's costs (if any) in exercising its powers and performing its functions relating to Westpac in connection with the FCS (an Australian Government scheme that protects depositors of banks like Westpac from potential loss due to their failure);

  •
  third, Westpac's liabilities (if any) in Australia in relation to protected accounts that accountholders keep with Westpac;

  •
  fourth, Westpac's debts (if any) to the Reserve Bank of Australia, which we refer to as the RBA; and

  •
  fifth, Westpac's liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act.

        A "protected account" is either (a) an account where Westpac is required to pay the accountholder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

        Under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac. Further, Section 86 of the Reserve Bank Act provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac. Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A of the Australian Banking Act, and those assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds.

        The Senior Debt Securities are not protected accounts or deposit liabilities for the purpose of the Australian Banking Act or the FCS, are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of the United States, (3) any compensation scheme of the Commonwealth of Australia or the United States, or (4) any other jurisdiction or party.

General Terms of the Senior Debt Securities

        Westpac may issue the Senior Debt Securities in one or more series pursuant to an indenture that supplements the senior indenture or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of the senior indenture.) The aggregate principal amount of Senior Debt Securities that may be issued under the senior indenture is unlimited. You should refer to the applicable prospectus supplement or term sheet for the specific terms of each series of Senior Debt Securities which may include the following:

  •
  title and aggregate principal amount;

  •
  percentage(s) of principal amount at which such series of Senior Debt Securities will be issued and percentage(s) of principal amount payable upon declaration of acceleration of the maturity of such series of Senior Debt Securities;

  •
  maturity date(s);

  •
  interest rate(s) or the method for determining the interest rate(s);

  •
  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  place(s) where principal, premium and interest will be payable;

  •
  any redemption or early repayment provisions;

  •
  authorized denominations;

  •
  form;

  •
  any discount or premium with which such series of Senior Debt Securities will be issued;

  •
  whether such series of Senior Debt Securities will be issued in the form of one or more global securities (whether in whole or in part);

  •
  identity of the depository for global securities;

  •
  whether a temporary security is to be issued with respect to such series of Senior Debt Securities and whether any interest payable prior to the issuance of definitive Senior Debt Securities of such series will be credited to the account of the persons entitled to such interest;

  •
  the terms upon which beneficial interests in a temporary global Senior Debt Security may be exchanged in whole or in part for beneficial interests in a definitive global Senior Debt Security or for definitive Senior Debt Securities and the terms upon which such exchanges may be made;

  •
  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such series of Senior Debt Securities will be payable;

  •
  time period within which, the manner in which and the terms and conditions upon which the purchaser of such series of Senior Debt Securities can select the payment currency;

  •
  securities exchange(s) on which such series of Senior Debt Securities will be listed, if any;

  •
  additions to or changes in the events of default with respect to such series of Senior Debt Securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of Senior Debt Securities to be due and payable; and

  •
  additional terms not inconsistent with the provisions of the senior indenture.

        One or more series of Senior Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of Senior Debt Securities may be variable rate Senior Debt Securities that may be exchanged for fixed rate Senior Debt Securities. Any special US federal income and Australian income tax considerations applicable to any series of Senior Debt Securities due to its particular terms will be described in the applicable prospectus supplement or term sheet.

        Senior Debt Securities may be issued where the amount of principal and/or interest payable is determined by reference to:

  •
  the price of one or more commodities, derivatives or securities;

  •
  one or more securities, derivatives or commodities exchange indices or other indices;

  •
  a currency or currencies (including any currency unit or units) other than the currency in which such Senior Debt Securities are issued or other factors; or

  •
  any other variable or the relationship between any variables or combination of variables.

        Holders of such Senior Debt Securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, securities, derivatives, indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, securities, derivatives, indices or other factors to which the amount payable on such date is linked and certain additional US federal income and Australian tax consequences and special considerations applicable to any series will be described in the applicable prospectus supplement or term sheet.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, the Senior Debt Securities will be issued in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. (Section 3.2 of the senior indenture.) Subject to the limitations provided in the senior indenture and in the applicable prospectus supplement or term sheet, Senior Debt Securities will be issued in registered form and may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 9.2 of the senior indenture.)

        Westpac may issue Senior Debt Securities of any series in whole or in part in definitive form or in the form of one or more global Senior Debt Securities as described below under "—Global Securities." Westpac may issue Senior Debt Securities of a series at different times. In addition, Westpac may issue Senior Debt Securities within a series with terms different from the terms of other Senior Debt Securities of that series. (Section 3.1(c) of the senior indenture.)

        Subject to applicable law, Westpac or any of its affiliates may at any time purchase or repurchase Senior Debt Securities of any series in any manner and at any price. Senior Debt Securities of any series purchased by Westpac or any of its affiliates may be held or surrendered by the purchaser of the Senior Debt Securities for cancellation or may be resold.

Global Securities

        Westpac may issue the Senior Debt Securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement or term sheet. Westpac will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the definitive Senior Debt Securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Section 2.4 of the senior indenture.)

        The specific terms of the depository arrangement with respect to any Senior Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security, to the extent it differs from the provisions discussed below, will be described in the applicable prospectus supplement or term sheet. We expect that the following provisions will generally apply to depository arrangements.

        Upon the issuance of a global security, the depository for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the definitive Senior Debt Securities represented by such global security to the accounts of persons that have accounts with such depository. Such accounts shall be designated by the dealers, underwriters or agents with respect to the Senior Debt Securities or by us if such Senior Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depository, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depository for a global security, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Debt Securities represented by that global security for all purposes under the senior indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the definitive Senior Debt Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any Senior Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the senior indenture.

        Payments of principal of, or premium, if any, and interest, if any, on definitive Senior Debt Securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing the Senior Debt Securities. None of Westpac, the trustee, any paying agent, the registrar or any underwriter or agent for the Senior Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial ownership interests in the global security for the Senior Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a series of Senior Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the Senior Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the Senior Debt Securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". Such payments will be the responsibility of such participants.

        If the depository for a series of Senior Debt Securities notifies us at any time that it is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, Westpac will issue definitive Senior Debt Securities of that series in exchange for the global security or securities representing that series of Senior Debt Securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or term sheet relating to the Senior Debt Securities, determine not to have any Senior Debt Securities of a series represented by one or more global securities, and, in such event, will issue definitive Senior Debt Securities of that series in exchange for the global security or securities representing that series of Senior Debt Securities. If definitive Senior Debt Securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive Senior Debt Securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the Senior Debt Securities registered in its name. Definitive Senior Debt Securities of any series so issued will be issued in denominations, unless otherwise specified by us in the applicable prospectus supplement or term sheet, of $1,000 and integral multiples of $1,000 in excess thereof.

Payment of Additional Amounts

        The senior indenture provides that Westpac will pay all amounts that it is required to pay in respect of the Senior Debt Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, Westpac will pay such additional amounts as may be necessary so that the net amount received by the holder of the Senior Debt Securities, after such withholding or deduction, will equal the amount that the holder would have received in respect of the Senior Debt Securities without such withholding or deduction. However, as described below, the senior indenture provides that, under certain circumstances, Westpac will not pay additional amounts.

        The senior indenture provides that Westpac will pay no additional amounts in respect of Senior Debt Securities for or on account of:

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder, or the beneficial owner, of the Senior Debt Securities was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with Australia or any political subdivision or taxing authority thereof or therein other than merely holding such Senior Debt Securities, or receiving payments under such Senior Debt Securities;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Senior Debt Securities presented such Senior Debt Securities for payment in Australia, unless the holder was required to present such Senior Debt Securities for payment and they could not have been presented for payment anywhere else;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Senior Debt Securities presented such Senior Debt Securities for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts on presenting such Senior Debt Securities for payment on any day during that 30 day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

  •
  any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed if the holder, or the beneficial owner, of the Senior Debt Securities complied with Westpac's request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the holder, or the beneficial owner, of such Senior Debt Securities to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the holder, or the beneficial owner, of the Senior Debt Securities being an associate of Westpac for purposes of section 128F of the Income Tax Assessment Act 1936 of Australia, which we refer to as the Australian Tax Act (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme under the Australian Corporations Act);

  •
  any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the holder, or the beneficial owner, of such Senior Debt Securities is a party to or participated in a scheme to avoid such tax which Westpac was not a party to;

  •
  any tax, duty, assessment or other governmental charge arising under or in connection with Section 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-U.S. laws enacted with respect thereto, which we refer to as FATCA; or

  •
  any combination of the foregoing.

        In addition, the senior indenture provides that additional amounts will also not be payable by Westpac with respect to any payment on any Senior Debt Security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual holder of such Senior Debt Securities. (Section 9.8 of the senior indenture.)

        If, as a result of Westpac's consolidation or merger with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer by Westpac of all or substantially all its assets to such an entity, such an entity assumes the obligations of Westpac under the senior indenture and the Senior Debt Securities, such entity will pay additional amounts on the same basis as described above, except that references to "Australia" (other than in the exception applicable in the event the holder or beneficial owner of the Senior Debt Securities is an associate of Westpac for purposes of section 128F(6) of the Australian Tax Act) will be treated as references to both Australia and the country in which such entity is organized or resident (or deemed resident for tax purposes). (Section 7.1 of the senior indenture.)

        Westpac, and any other person to or through which any payment with respect to the Senior Debt Securities may be made, shall be entitled to withhold or deduct from any payment with respect to such Senior Debt Securities amounts required to be withheld or deducted under or in connection with FATCA, and holders and beneficial owners of such Senior Debt Securities shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.

Redemption of Senior Debt Securities

  General

        If the Senior Debt Securities of a series provide for redemption at Westpac's election, unless otherwise provided in the applicable prospectus supplement or term sheet and except as described below under "—Redemption for Taxation Reasons", such redemption shall be on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the Senior Debt Securities to be redeemed will be selected by the trustee by such method as it shall deem fair and appropriate. Notice of such redemption will be mailed to holders of Senior Debt Securities of such series to their last addresses as they appear on the register of the Senior Debt Securities of such series. (Sections 1.6, 10.3 and 10.4 of the senior indenture.)

  Redemption for Taxation Reasons

        The senior indenture provides that Westpac may, at its option, redeem all, but not less than all, of any series of Senior Debt Securities if:

  •
  there is a change in or any amendment to the laws or regulations: (i) of Australia, or any political subdivision or taxing authority thereof or therein, or (ii) in the event of a merger or consolidation of Westpac with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer of all or substantially all its assets to such entity and such entity assumes the obligations of Westpac under the senior indenture and the Senior Debt Securities, of Australia or the country in which such entity is organized or resident or deemed resident for tax purposes or any political subdivision or taxing authority thereof or therein, or

  •
  there is a change in any application or interpretation of any such laws or regulations,

which change or amendment becomes effective,

  •
  with respect to taxes imposed by Australia or any political subdivision or taxing authority thereof or therein, on or after the date Westpac originally issued the Senior Debt Securities to be redeemed, or

  •
  in the event of a merger or consolidation of Westpac with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer of all or substantially all its assets to such entity and such entity assumes the obligations of Westpac under the senior indenture and the Senior Debt Securities, with respect to taxes imposed by a non-Australian jurisdiction, on or after the date of the transaction resulting in such assumption, and, in each case, as a result of such change or amendment (1) Westpac (or such entity) is or will become obligated to pay any additional amounts as may be necessary so that the net amount received by a holder of Senior Debt Securities, after withholding or deducting any tax, duty, assessment or other governmental charge, will equal the amount that such holder would have received in respect of the Senior Debt Securities without such withholding or deduction (provided that Westpac provides to the trustee an opinion of independent legal advisors of recognized standing to the effect that Westpac is or will become obligated to pay such additional amounts on such Senior Debt Securities as a result of such change or amendment) or (2) Westpac (or such entity) would not be entitled to claim a deduction in computing its taxation liabilities in respect of (A) any payments of interest or such additional amounts or (B) any original issue discount on such Senior Debt Securities.

        Before Westpac (or such entity) redeems any Senior Debt Securities for taxation reasons, it must give the holders of those Senior Debt Securities at least 30 days' written notice and not more than 60 days' written notice of its intention to redeem those Senior Debt Securities, provided that if the earliest date on which (i) Westpac (or such entity) will be obligated to pay any additional amounts necessary so that the net amount received by the holder of the Senior Debt Securities, after the withholding or deduction of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein (unless such withholding or deduction is required by law), will equal the amount that such holder would have received in respect of the Senior Debt Securities without such withholding or deduction, or (ii) Westpac would not be entitled to claim a deduction in respect of any payments of interest or such additional amounts on or any original issue discount in respect of Senior Debt Securities in computing its taxation liabilities, would occur less than 45 days after the relevant change or amendment to the applicable laws, regulations, determinations or guidelines, Westpac may give less than 30 days' written notice but in no case less than 15 days' written notice, provided it gives such notice as soon as practicable in all the circumstances.

        If Westpac (or such entity) redeems Senior Debt Securities for taxation reasons, the redemption price for Senior Debt Securities to be redeemed shall equal 100% of the principal amount of the Senior Debt Securities to be redeemed plus accrued but unpaid interest to but excluding the date of redemption. However, if the Senior Debt Securities to be redeemed are outstanding original issue discount securities, such Senior Debt Securities shall be redeemed at the redemption price calculated in accordance with the terms thereof (Section 10.8 of the senior indenture).

Events of Default

        The senior indenture provides that, if an event of default in respect of any series of Senior Debt Securities shall have occurred and be continuing, either the trustee or the holders of not less than 33 1/3% in principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount (or a portion thereof in the case of certain Senior Debt Securities issued with original issue discount) of all the Senior Debt Securities of that series to be due and payable immediately, by written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of the Senior Debt Securities shall be immediately due and payable by Westpac. (Section 5.2 of the senior indenture.)

        The senior indenture defines events of default in respect of any series of Senior Debt Securities as:

  •
  Westpac fails to pay interest or any additional amount on any Senior Debt Security of such series when due and payable and such failure continues for a period of 30 days;

  •
  Westpac fails to pay the principal of, or any premium on, any Senior Debt Security of such series when due and payable and such failure continues for a period of 15 days;

  •
  Westpac fails to perform for a period of 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 33 1/3% in principal amount of the outstanding Senior Debt Securities of such series any material covenant or warranty in such indenture (other than those listed in the first and second bullets above, the last bullet below or any other covenant which has been expressly included in the senior indenture solely for the benefit of any series of Senior Debt Securities other than that series) in respect of the Senior Debt Securities of such series;

  •
  Westpac commences a voluntary case or proceeding under any applicable law involving any winding-up of Westpac;

  •
  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or to the commencement of any such case or proceeding against Westpac;

  •
  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

  •
  the entry of a decree or order by a court of competent jurisdiction, which is not successfully appealed within 60 days, for relief involving or resulting in the winding-up of Westpac;

  •
  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac's property or similar events of Westpac; and

  •
  any other event of default provided for in the senior indenture with respect to the Senior Debt Securities of such series. (Section 5.1 of the senior indenture.)

        No event of default in respect of the Senior Debt Securities shall occur (other than on account of a decree or order for the Winding-Up (as defined below)), solely on account of any failure by Westpac to perform or observe any of its obligations in relation to, the suspension of any payments on or the taking of any proceeding in respect of, any share, subordinated debt security or other security or instrument constituting Tier 1 Capital or Tier 2 Capital (each as defined in the prudential standards and guidelines published by APRA and as applicable to Westpac from time to time).

        Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us and certain of our related entities regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the Senior Debt Securities), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint a "Banking Act statutory manager" to take control of our business (including certain of our related entities).

        The Australian Banking Act provides that any other party to a contract to which we are a party (which would include the trustee and a holder of the Senior Debt Securities) may not, among other things, accelerate any debt under that contract on the grounds that we are subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the Senior Debt Securities or a "Banking Act statutory manager" is in control of our business, which could prevent the trustee or holders of the Senior Debt Securities from accelerating repayment of the Senior Debt Securities or obtaining or enforcing a judgment for repayment of the Senior Debt Securities following acceleration. However, in the event of a winding-up, the trustee and the holders of the Senior Debt Securities would be entitled to accelerate repayment of the Senior Debt Securities (and exercise any other available remedy).

        "Winding-Up" means the legal procedure for the liquidation of Westpac commenced when:

  (a)
  a court order is made for the winding-up of Westpac (and such order is not successfully appealed or set aside within 30 days); or

  (b)
  an effective resolution is passed or deemed to have been passed by members for the winding-up of Westpac,

other than in connection with a Solvent Reconstruction.

        A Winding-Up must be commenced by a court order or an effective resolution of shareholders or members. Neither (i) the making of an application, the filing of a petition, or the taking of any other steps for the winding-up of Westpac (or any other any procedure whereby Westpac may be dissolved, liquidated, sequestered or cease to exist as a body corporate), nor (ii) the appointment of a receiver, administrator, administrative receiver, compulsory manager, Banking Act statutory manager or other similar officer (other than a liquidator or other official responsible for the conduct and administration of a Winding-Up) in respect of Westpac, constitutes a Winding-Up.

        "Solvent Reconstruction" means a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, where the obligations of Westpac in relation to the outstanding subordinated debt securities are assumed by the successor entity to which all, or substantially all, of the property, assets and undertaking of Westpac are transferred or where an arrangement with similar effect not involving a bankruptcy or insolvency is implemented.

Other Provisions

        The Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, and Section 6.5 of the senior indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of Senior Debt Securities, give to the holders of that series notice of all uncured defaults known to it; provided that, except in the case of default in the payment on any of the Senior Debt Securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an event of default as defined in the senior indenture, with respect to Senior Debt Securities of such series.

        The senior indenture provides that the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in respect of the Senior Debt Securities of that series. (Section 5.8 of the senior indenture.)

        The senior indenture provides that the trustee, subject to the provisions of the Trust Indenture Act will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the senior indenture, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 6.1(g) of the senior indenture.)

        The senior indenture includes covenants that Westpac will file annually with the trustee a certificate of compliance with all conditions and covenants under the senior indenture. (Section 9.7 of the senior indenture.)

        In certain cases, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of a series may by providing written notice to the trustee, on behalf of the holders of all Senior Debt Securities of that series, waive any past default or event of default, or compliance with certain provisions of the senior indenture, except for defaults or events of default in the payment of the principal of, or premium, if any, or interest on any of the Senior Debt Securities of that series or compliance with certain covenants. (Section 5.7 of the senior indenture.)

Modification of the Indenture

        The senior indenture contains provisions permitting Westpac and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Senior Debt Securities in order to:

  •
  evidence the succession of another individual, corporation or other entity to Westpac and the assumption of Westpac's covenants and obligations by its successor;

  •
  add to Westpac's covenants for the benefit of the holders of Senior Debt Securities of all or any series or surrender any of Westpac's rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act;

  •
  add additional events of default;

  •
  add to or change any provisions of the senior indenture to such extent as necessary to facilitate the issuance of Senior Debt Securities in global form;

  •
  change or eliminate any provision of the senior indenture affecting only Senior Debt Securities not yet issued or when there is no security outstanding of a series created prior to the execution of any such supplemental indenture;

  •
  secure the Senior Debt Securities;

  •
  establish the form or terms of Senior Debt Securities;

  •
  provide for delivery of such supplemental indentures or the Senior Debt Securities of any series in or by means of any computerized, electronic or other medium, including pdf or email;

  •
  evidence and provide for successor trustees and/or to add to or change any provisions of the senior indenture to such extent as necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee;

  •
  permit payment of principal, premium or interest in respect of Senior Debt Securities in the United States and other areas subject to its jurisdiction;

  •
  maintain the qualification of the senior indenture under the Trust Indenture Act;

  •
  correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not adversely affect the interests of any holder of Senior Debt Securities of any series;

  •
  to make any change that does not materially adversely affect the rights of any holder of Senior Debt Securities, provided that any change to the terms of the senior indenture or to a series of Senior Debt Securities made solely to conform to the description of such series of Senior Debt Securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of Senior Debt Securities shall be deemed to not materially adversely affect the rights of the holder of Senior Debt Securities of such series; or

  •
  any other change that does not adversely affect the interests of the holders and is not otherwise prohibited.

(Section 8.1 of the senior indenture.)

        The senior indenture also contains provisions permitting Westpac and the trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Senior Debt Securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the senior indenture or modifying the rights of the holders of Senior Debt Securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected Senior Debt Securities, among other things:

  •
  change the maturity of any Senior Debt Securities;

  •
  change the currency in which such Senior Debt Securities are payable;

  •
  reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

  •
  reduce the amount of the principal of an original issue discount Senior Debt Security or indexed Senior Debt Security that would be due and payable upon an acceleration of such Senior Debt Security or indexed Senior Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment on such Senior Debt Securities at maturity or upon redemption;

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  reduce the percentage of the principal amount of Senior Debt Securities of any series the holders of which must consent to any such supplemental indenture;

  •
  change any obligation of Westpac to maintain an office or agency in accordance with the provisions of the indenture; or

  •
  modify the senior indenture provisions concerning modification of the senior indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of Senior Debt Securities.

(Section 8.2 of the senior indenture.)

Satisfaction and Discharge of the Indenture; Defeasance

        The senior indenture shall generally cease to be of any further effect with respect to a series of Senior Debt Securities when:

  •
  Westpac has delivered to the trustee for cancellation all Senior Debt Securities of that series; or

  •
  all Senior Debt Securities of that series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and Westpac shall have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all Senior Debt Securities of that series (and if, in either case, Westpac shall also pay or cause to be paid all other sums payable under the senior indenture by Westpac in respect of all Senior Debt Securities of that series and deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture have been complied with) and Westpac shall have made any other payments due under the senior indenture and delivered to the trustee an officer's certificate and opinion of counsel saying that Westpac has fulfilled each of the conditions mentioned above. (Section 4.1 of the senior indenture.)

        The trustee shall hold in trust all money deposited with it as described above and shall apply the deposited money, in accordance with the provisions of the Senior Debt Securities of the defeased series and the senior indenture, to the payment, either directly or through any paying agent, as the trustee may determine, to the persons entitled thereto, of principal, premium, if any, and any interest for whose payment such money has been deposited with or received by the trustee. (Section 4.2 of the senior indenture.)

Record Dates

        Westpac will generally be entitled to set any date as the record date for the purpose of determining the holders of Senior Debt Securities entitled to give or take any action under the senior indenture in the manner specified in the senior indenture. If a record date is set, action may only be taken by persons who are holders of Senior Debt Securities on the record date. Also, unless otherwise specified in the applicable prospectus supplement or term sheet applicable to a series of Senior Debt Securities, to be effective, any action must be taken within 180 days of the record date. (Section 1.4(g) of the senior indenture.)

Notice

        Notices to holders of Senior Debt Securities will be given by mail to the addresses of holders appearing in the applicable securities register. Westpac and the trustee may treat the person in whose name a Senior Debt Security is registered as the owner thereof for all purposes. (Sections 1.6 and 3.8 of the senior indenture.)

Governing Law

        The senior indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of the senior indenture.)

        The senior indenture also provides that to the extent Westpac or any of its properties, assets or revenues may have or may become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Senior Debt Security or either indenture, Westpac, to the extent permitted by law, will irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and will consent to such relief and enforcement. (Section 5.15 of the senior indenture.)

Consolidation, Merger or Sale of Assets

        The senior indenture provides that Westpac may not merge or consolidate with or into any other corporation or other entity or sell, convey or transfer all or substantially all of Westpac's assets, unless:

  •
  Westpac is the surviving entity formed by such merger or consolidation; or

  •
  the entity formed by such consolidation or into which Westpac is merged or which acquires Westpac's assets expressly assumes by supplemental indenture all of Westpac's obligations under the Senior Debt Securities and the senior indenture; and

  •
  immediately after giving effect to such transaction, no event of default shall have occurred and be continuing; and

  •
  Westpac shall have delivered to the trustee an officer's certificate and an opinion of counsel each stating that such transaction complies with the senior indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        Upon any such consolidation, merger or sale where Westpac is not the surviving entity, the successor corporation formed by such consolidation or into which Westpac is merged or to which such sale is made shall succeed to and be substituted for Westpac under the senior indenture and the Senior Debt Securities and all such obligations of Westpac shall terminate. (Section 7.1 of the senior indenture.)

Concerning the Trustee

        Westpac may from time to time maintain credit facilities, and have other customary banking relationships with The Bank of New York Mellon, the trustee.

Consent to Service of Process

        In accordance with the provisions of the senior indenture, we have designated Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as our authorized agent for service of process in any legal action or proceeding against us with respect to Westpac's obligations under the senior indenture or the Senior Debt Securities instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and will irrevocably submit to the non-exclusive jurisdiction of such courts in respect of any such legal action or proceeding. (Section 1.14 of the senior indenture.)

TAXATION

United States Taxation

        The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Senior Debt Securities by U.S. Holders (as defined below) who purchase the Senior Debt Securities in an offering of Senior Debt Securities at their issue price (determined as set forth below) and hold the Senior Debt Securities as capital assets, within the meaning of section 1221 of the Code. This discussion does not address all of the tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special rules under U.S. federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, brokers, tax-exempt entities, certain former citizens or residents of the U.S., U.S. Holders who hold the Senior Debt Securities as part of a "straddle", "hedging", "conversion" or other integrated transaction, U.S. Holders who mark their securities to market for U.S. federal income tax purposes or U.S. Holders whose functional currency is not the U.S. dollar. In addition, this discussion does not address the effect of any state, local or non-U.S. tax laws or any U.S. federal estate, gift or alternative minimum tax considerations.

        This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not describe the U.S. federal income tax considerations relating to the purchase, ownership or disposition of a "contingent payment debt instrument" (as defined under applicable Treasury Regulations) (such as a Senior Debt Security where the amount of principal and/or interest payable is determined by reference to one or more commodities, derivatives, securities or indices or any currency or currencies other than the currency in which the Senior Debt Security is denominated), a Senior Debt Security with a maturity later than 30 years from its date of issuance, a Senior Debt Security that does not obligate Westpac to repay an amount equal to at least the issue price of the Senior Debt Security, or certain "variable rate debt instruments" (as defined under applicable Treasury Regulations), and a general discussion of any materially different U.S. federal income tax considerations relating to any such particular Senior Debt Security will be included in the applicable prospectus supplement or term sheet.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a Senior Debt Security that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation created or organized in or under the laws of the U.S. or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        If an entity treated as a partnership for U.S. federal income tax purposes invests in a Senior Debt Security, the U.S. federal income tax considerations relating to such investment will generally depend in part upon the status and activities of such entity and its partners. Such an entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of such a Senior Debt Security.

        Prospective purchasers are advised to consult their own tax advisors as to the U.S. federal income and other tax considerations relating to the purchase, ownership and disposition of the Senior Debt Securities in light of their particular circumstances, as well as the effect of any state, local or non-U.S. tax laws.

Recent Legislation Affecting Certain Accrual Method U.S. Holders

        Pursuant to certain recent legislation, a U.S. Holder that computes its taxable income under an accrual method of accounting for U.S. federal income tax purposes and maintains an applicable financial statement may be required to include certain items (such as original issue discount, including de minimis original issue discount) in income no later than when such items are taken into account as revenue in an applicable financial statement of such U.S. Holder. Accordingly, the U.S. federal income tax considerations relating to such U.S. Holder's investment in the Senior Debt Securities may be different from those discussed below. Each such U.S. Holder should consult its own tax advisor regarding the applicability of this legislation to its investment in the Senior Debt Securities.

Interest and Original Issue Discount on the Senior Debt Securities

        Each U.S. Holder of a Senior Debt Security must include in income payments of "qualified stated interest" (as described below) in respect of such Senior Debt Security in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes as ordinary interest income. In general, if the issue price of a Senior Debt Security, determined by the first price at which a substantial amount of the Senior Debt Securities of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the "stated redemption price at maturity" (as described below) of such Senior Debt Security by an amount that is equal to or more than a de minimis amount, a U.S. Holder will be considered to have purchased such Senior Debt Security with original issue discount ("OID"). In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity of a Senior Debt Security multiplied by the number of complete years to maturity (or, in the case of a Senior Debt Security providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the Senior Debt Security). If a U.S. Holder acquires a Senior Debt Security with OID, then regardless of such U.S. Holder's method of accounting for U.S. federal income tax purposes, such U.S. Holder generally will be required to accrue its pro rata share of OID on such Senior Debt Security on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder will have received any cash payment on such Senior Debt Security. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of Senior Debt Securities) as principal payments are received in the proportion that each such payment bears to the original principal amount of the Senior Debt Security. Special rules apply to Senior Debt Securities with a fixed maturity of one year or less. See below under "—Short-Term Senior Debt Securities".

        "Stated redemption price at maturity" generally means the sum of all payments to be made on a Senior Debt Security other than payments of "qualified stated interest". "Qualified stated interest" generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a Senior Debt Security is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, the special rules that apply to such Senior Debt Security will be described in the applicable prospectus supplement or term sheet.

        In the case of a Senior Debt Security that is a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. If applicable to any Senior Debt Security, the special rules that apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances will be described in the applicable prospectus supplement or term sheet.

        A "variable rate debt instrument" is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a Senior Debt Security providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the Senior Debt Security) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        A "qualified floating rate" is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Senior Debt Security to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the Senior Debt Security).

        An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. However, an objective rate does not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer's stock. A "qualified inverse floating rate" is an objective rate (i) that is equal to a fixed rate minus a qualified floating rate and (ii) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Senior Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Senior Debt Security's term. The U.S. Internal Revenue Service ("IRS") may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus, no other rates have been designated.

        If interest on a Senior Debt Security is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate, as the case may be. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

        If a floating rate Senior Debt Security does not qualify as a variable rate debt instrument (as described above) or otherwise provides for contingent payments, or if a fixed rate Senior Debt Security provides for contingent payments, such Senior Debt Security may constitute a "contingent payment debt instrument". Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. If applicable to any Senior Debt Security, the special rules applicable to contingent payment debt instruments will be described in the applicable prospectus supplement or term sheet.

        In general, the following rules apply if (i) a Senior Debt Security provides for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and (ii) either a single payment schedule is significantly more likely than not to occur or the Senior Debt Security provides us or the holder with an unconditional option or options exercisable on one or more dates during the term of the Senior Debt Security. If based on all the facts and circumstances as of the issue date a single payment schedule for a Senior Debt Security, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the Senior Debt Security are computed based on this payment schedule. If we have or the holder has an unconditional option or options that, if exercised, would require payments to be made on the Senior Debt Security under an alternative payment schedule or schedules, then (i) in the case of an option or options exercisable by us, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Senior Debt Security and (ii) in the case of an option or options exercisable by a holder, the holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Senior Debt Security. Senior Debt Securities subject to the above rules will not be treated as contingent payment debt instruments as a result of the contingencies described above. If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "Change in Circumstances"), then, except to the extent that a portion of the Senior Debt Security is repaid as a result of a Change in Circumstances and solely for purposes of the accrual of OID, the Senior Debt Security is treated as retired and then reissued on the date of the Change in Circumstances for an amount equal to the Senior Debt Security's adjusted issue price on that date.

        A U.S. Holder may elect to treat all interest on any Senior Debt Security as OID and calculate the amount includible in gross income under the constant yield method. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election must be made for the taxable year in which a U.S. Holder acquires a Senior Debt Security, and may not be revoked without the consent of the IRS.

Premium on the Senior Debt Securities

        If the amount paid by a U.S. Holder for a Senior Debt Security exceeds the stated redemption price at maturity of such Senior Debt Security, such U.S. Holder generally will be considered to have purchased such Senior Debt Security at a premium equal in amount to such excess. In this event, such U.S. Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of such Senior Debt Security. In the case of a Senior Debt Security that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming that we and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder's yield. It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Short-Term Senior Debt Securities

        Senior Debt Securities that have a fixed maturity of one year or less ("Short-Term Senior Debt Securities") will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless such U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, redemption or other disposition of a Short-Term Senior Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, redemption or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Short-Term Senior Debt Security will be deferred until a corresponding amount of income on such Short-Term Senior Debt Security is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other U.S. Holders are required to accrue OID related to a Short-Term Senior Debt Security as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Sale, Exchange, Redemption or Other Disposition of the Senior Debt Securities

        In general, a U.S. Holder of a Senior Debt Security will have a tax basis in such Senior Debt Security equal to the cost of such Senior Debt Security to such U.S. Holder, increased by any amount includible in income by such U.S. Holder as OID and reduced by any amortized premium and any payments received with respect to the Senior Debt Security other than payments of qualified stated interest. Upon a sale, exchange, redemption or other disposition of a Senior Debt Security, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition (less any amount that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary interest income if not previously included in income) and such U.S. Holder's adjusted tax basis in such Senior Debt Security. Subject to the rules described below under "—Foreign Currency Senior Debt Securities", such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such Senior Debt Security for more than one year at the time of such sale, exchange, redemption or other disposition. Certain non-corporate U.S. Holders are entitled to preferential treatment for net long-term capital gains. The ability of a U.S. Holder to offset capital losses against ordinary income is limited. Such gain or loss generally will be from sources within the United States.

Foreign Currency Senior Debt Securities

        The following discussion generally describes special rules that apply, in addition to the rules described above, to Senior Debt Securities that are denominated in, or provide for payments determined by reference to, non-U.S. currency ("Foreign Currency Senior Debt Securities"). The amount of qualified stated interest paid with respect to a Foreign Currency Senior Debt Security that is includible in income by a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes is the U.S. dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date. In the case of qualified stated interest on a Foreign Currency Senior Debt Security held by a U.S. Holder that uses the accrual method of accounting, and in the case of OID (other than OID on a Short-Term Senior Debt Security that is not required to be accrued) for every U.S. Holder, such U.S. Holder is required to include the U.S. dollar value of the amount of such interest income or OID (which is determined in the non-U.S. currency) that accrued during the accrual period. The U.S. dollar value of such accrued interest income or OID generally is determined by translating such income at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate of exchange for the partial period within the taxable year). Alternatively, such U.S. Holder may elect to translate such income at the spot rate of exchange on the last day of the accrual period (or, with respect to an accrual period that spans two taxable years, at the spot rate of exchange in effect on the last day of the taxable year). If the last day of the accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder that has made such election may translate accrued interest using the spot rate of exchange in effect on the date of receipt. The above election will apply to all debt obligations held by such U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder will recognize, as ordinary income or loss, foreign currency gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the spot rate of exchange used to determine the accrued interest income or OID for the relevant accrual period and the spot rate of exchange on the date such interest or OID is actually or constructively received.

        A U.S. Holder will calculate the amortization of bond premium for a Foreign Currency Senior Debt Security in the applicable non-U.S. currency. Amortization deductions attributable to a period will reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the spot rate of exchange used for those interest payments. Foreign currency gain or loss will be realized with respect to amortized premium on a Foreign Currency Senior Debt Security based on the difference between the spot rate of exchange at which the amortization deductions were translated into U.S. dollars and the spot rate of exchange on the date such U.S. Holder acquired the Foreign Currency Senior Debt Security.

        The amount realized with respect to a sale, exchange, redemption or other disposition of a Foreign Currency Senior Debt Security generally will be the U.S. dollar value of the payment received, determined on the date of disposition of such Foreign Currency Senior Debt Security (using the spot rate of exchange on such date). However, with respect to Foreign Currency Senior Debt Securities that are treated as traded on an established securities market, such amount realized will be determined using the spot rate of exchange on the settlement date in the case of (i) a U.S. Holder that is a cash method taxpayer or (ii) a U.S. Holder that is an accrual method taxpayer that elects such treatment. This election may not be changed without the consent of the IRS. Gain or loss that is recognized generally will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates between the date of purchase and the date of sale, exchange, redemption or other disposition. Such foreign currency gain or loss, together with any foreign currency gain or loss realized on such disposition in respect of accrued interest or OID, will be recognized only to the extent of the total gain or loss realized by such U.S. Holder on the sale, exchange, redemption or other disposition of the Foreign Currency Senior Debt Security. Any gain or loss realized by a U.S. Holder not treated as foreign currency gain or loss generally will be capital gain or loss (subject to the discussion above regarding Short-Term Senior Debt Securities).

        A U.S. Holder that determines its amount realized in connection with the sale, exchange, redemption or other disposition of a Foreign Currency Senior Debt Security by reference to the spot rate of exchange on the date of such sale, exchange, redemption or other disposition (rather than on the settlement date) may recognize additional foreign currency gain or loss upon receipt of non-U.S. currency from such sale, exchange, redemption or other disposition.

        A U.S. Holder will recognize an amount of foreign currency gain or loss on a sale or other disposition of any non-U.S. currency equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of any other property, received in such sale or other disposition and (ii) the tax basis of such non-U.S. currency. A U.S. Holder generally will have a tax basis in non-U.S. currency received from a sale, exchange, redemption or other disposition of a Foreign

Currency Senior Debt Security equal to the U.S. dollar value of such non-U.S. currency on the date of receipt.

        A Senior Debt Security that provides for payments in more than one currency generally will be treated as a "contingent payment debt instrument", and the special rules applicable to such instruments will be described in the applicable prospectus supplement or term sheet.

Aggregation Rules

        The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, debt instruments issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a U.S. Holder that purchases Senior Debt Securities from more than one series of Senior Debt Securities.

Substitution of the Issuer

        If with respect to any series of Senior Debt Securities a successor corporation is substituted for Westpac, such substitution could be treated for U.S. federal income tax purposes as a taxable exchange of such Senior Debt Securities as in place prior to such substitution for such Senior Debt Securities as in place after such substitution. See above under "—Sale, Exchange, Redemption or Other Disposition of the Senior Debt Securities". U.S. Holders should consult their own tax advisors as to the U.S. federal income tax considerations relating to such an event.

Medicare Tax

        In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their "net investment income", which may include all or a portion of their interest income (including accrued OID) and net gain from the sale, exchange, redemption or other disposition of a Senior Debt Security.

Backup Withholding and Information Reporting

        Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished by such U.S. Holder to the IRS.

Disclosure Requirements for Certain Holders Recognizing Significant Losses

        A U.S. Holder that participates in any "reportable transaction" (as defined in the Treasury Regulations) must attach to its U.S. federal income tax return a disclosure statement on IRS Form 8886. Each U.S. Holder should consult its own tax advisor regarding the possible obligation to file IRS Form 8886 reporting foreign currency loss arising from the Senior Debt Securities or any amounts received with respect to the Senior Debt Securities.

Disclosure Requirements for Specified Foreign Financial Assets

        Individual U.S. Holders (and certain U.S. entities specified in U.S. Treasury Department guidance) who, during any taxable year, hold any interest in any "specified foreign financial asset" generally will be required to file with their U.S. federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. "Specified foreign financial asset" generally includes any financial account maintained with a non-U.S. financial institution and may also include the Senior Debt Securities if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply. Each U.S. Holder should consult its own tax advisor regarding the possible application of this filing requirement.

FATCA Withholding

        It is possible that, in order to comply with FATCA, we (or, if the Senior Debt Securities are held through another financial institution, such other financial institution) may be required (pursuant to an agreement entered into with the United States or under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)) (i) to request certain information from holders or beneficial owners of the Senior Debt Securities, which information may be provided to the IRS, and (ii) to withhold U.S. tax on some portion of payments made after December 31, 2018 with respect to the Senior Debt Securities, if such information is not provided or if payments are made to certain foreign financial institutions that have not entered into a similar agreement with the United States (and are not otherwise required to comply with the FATCA regime under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)).

        If we or any other person are required to withhold or deduct amounts arising under or in connection with FATCA from any payments made with respect to the Senior Debt Securities, holders and beneficial owners of the Senior Debt Securities will not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction. FATCA is complex and its application to the Senior Debt Securities remains uncertain. Each holder and beneficial owner should consult its own tax advisor regarding the application of FATCA to the Senior Debt Securities.

Australian Taxation

        THE FOLLOWING IS A SUMMARY OF THE AUSTRALIAN WITHHOLDING TAX TREATMENT UNDER THE INCOME TAX ASSESSMENT ACTS OF 1936 AND 1997 OF AUSTRALIA (TOGETHER, "THE AUSTRALIAN TAX ACT") AND THE TAXATION ADMINISTRATION ACT 1953 OF AUSTRALIA AT THE DATE OF THIS PROSPECTUS OF PAYMENTS OF INTEREST BY WESTPAC ON THE SENIOR DEBT SECURITIES AND CERTAIN OTHER MATTERS RELEVANT TO HOLDERS OF SENIOR DEBT SECURITIES ("HOLDERS").

        THE FOLLOWING SUMMARY IS NOT EXHAUSTIVE AND, IN PARTICULAR, DOES NOT DEAL WITH THE POSITION OF CERTAIN CLASSES OF HOLDERS (INCLUDING, WITHOUT LIMITATION, AUSTRALIAN RESIDENTS, NON-RESIDENTS THAT HOLD THE SENIOR DEBT SECURITIES THROUGH A PERMANENT ESTABLISHMENT IN AUSTRALIA, DEALERS IN SECURITIES, OR CUSTODIANS OR THIRD PARTIES THAT HOLD THE SENIOR DEBT SECURITIES ON BEHALF OF ANY PERSON). NOR DOES IT DEAL WITH SENIOR DEBT SECURITIES ISSUED BY WESTPAC FROM A BRANCH OUTSIDE AUSTRALIA, OR WITH DUAL CURRENCY/PARTLY PAID OR INDEXED SENIOR DEBT SECURITIES. IF SUCH SENIOR DEBT SECURITIES ARE ISSUED, THEIR AUSTRALIAN TAXATION TREATMENT WILL BE SUMMARISED IN THE RELEVANT FINAL TERMS, APPLICABLE PROSPECTUS SUPPLEMENT OR TERM SHEET.

        THE FOLLOWING SUMMARY IS A GENERAL GUIDE AND SHOULD BE TREATED WITH APPROPRIATE CAUTION. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. PROSPECTIVE HOLDERS SHOULD

BE AWARE THAT THE PARTICULAR TERMS OF ISSUE OF ANY SERIES OF SENIOR DEBT SECURITIES MAY AFFECT THE TAX TREATMENT OF THAT AND OTHER SERIES OF SENIOR DEBT SECURITIES. HOLDERS SHOULD CONSULT THEIR PROFESSIONAL ADVISERS.

Australian interest withholding tax ("IWT")

        Generally, payments of principal and interest on the Senior Debt Securities made by Westpac to a Holder that is not a resident of Australia for Australian tax purposes (a "Non-Resident") (other than one deriving the interest in carrying on business in Australia at or through a permanent establishment in Australia) will not be subject to Australian taxes or duties other than IWT at a rate of 10% of the amount of an interest payment. However, IWT will not be payable if an exemption applies.

        For IWT purposes, "interest" is defined to include amounts in the nature of, or paid in substitution for, interest and certain other amounts. Any premium or issue discount would be interest for these purposes.

        There are also specific rules that can apply to treat a portion of the purchase price of the Senior Debt Securities as interest for IWT purposes when Senior Debt Securities that are originally issued at a discount, or with a maturity premium, or which do not pay interest at least annually, are sold by a Non-Resident (other than one holding the Senior Debt Securities as part of a business carried on by it at or through a permanent establishment in Australia) to:

  •
  a resident of Australia for Australian tax purposes (a "Resident") that does not acquire them in carrying on business at or through a permanent establishment in a country outside Australia; or

  •
  a Non-Resident that acquires them in carrying on business in Australia at or through a permanent establishment in Australia.

  Exemption from IWT under section 128F of the Australian Tax Act ("section 128F")

        Interest on the Senior Debt Securities will be exempt from IWT if the requirements of section 128F are satisfied in relation to the Senior Debt Securities.

        Westpac proposes to issue the Senior Debt Securities in a manner which will satisfy the requirements of section 128F.

        The exemption from IWT available under section 128F is not intended to apply to related party loans. In particular, in order for that exemption to apply, Westpac must not have known or had reasonable grounds to suspect, at the time of their issue, that any of the Senior Debt Securities, or an interest in the Senior Debt Securities, were being or would later be acquired either directly or indirectly by an Offshore Associate of Westpac (other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Senior Debt Securities or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 of Australia)).

        In addition, the exemption from IWT available under section 128F will not apply if, at the time of an interest payment in respect of the Senior Debt Securities, Westpac knew or had reasonable grounds to suspect that the recipient of the payment was an Offshore Associate of Westpac (other than one receiving the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 of Australia)).

        For these purposes, an Offshore Associate means an associate (as defined in section 128F) of Westpac that is either:

  •
  a Non-Resident that does not acquire the Senior Debt Securities or an interest in the Senior Debt Securities and does not receive all payments under them in carrying on business in Australia at or through a permanent establishment in Australia; or

  •
  a Resident that acquires the Senior Debt Securities or an interest in the Senior Debt Securities and receives payments under them in carrying on business at or through a permanent establishment in a country outside Australia.

Accordingly, if you are an Offshore Associate of Westpac, you should not acquire any of the Senior Debt Securities.

Payment of additional amounts because of a deduction or withholding in respect of IWT

        If Westpac is, at any time, compelled by law to deduct or withhold an amount in respect of IWT, then it must, subject to certain exceptions, pay such additional amounts as may be necessary in order to ensure that the aggregate amounts received by the Holders after such deduction or withholding equal the amounts that would have been received by them had no such deduction or withholding been required.

        It is noted that Westpac will not be obliged to pay such additional amounts on account of IWT which is payable by reason of the Holder being an associate (as defined in section 128F) of Westpac.

Withholding for failure to provide Tax File Number ("TFN") / Australian Business Number ("ABN")

        Westpac is required to deduct and withhold tax from payments of interest at a rate that is currently 47% on the Senior Debt Securities unless a TFN or, in certain circumstances, an ABN has been provided to Westpac by the Holder, or the Holder has supplied Westpac with proof of some other relevant exemption.

        Provided that the requirements of section 128F have been satisfied with respect to the Senior Debt Securities, the TFN / ABN withholding rules will not apply to payments to Holders that are Non Residents and do not hold the Senior Debt Securities in carrying on business in Australia at or through a permanent establishment in Australia.

        Westpac will not be obliged to pay additional amounts on account of taxes deducted or withheld on payments made in respect of Senior Debt Securities presented for payment by a Holder that could lawfully avoid (but has not so avoided) such deduction or withholding by complying with any statutory requirements or making a declaration of non-residence or other claim or filing for exemption.

Other Australian withholding taxes

  Non-resident withholding tax

        Under section 12-315 of Schedule 1 to the Taxation Administration Act 1953 of Australia ("TAA"), regulations may be made that require amounts to be withheld on account of tax liabilities of Non-Residents from certain payments that are made by an Australian entity to such Non-Residents.

        These rules do not currently apply to payments in relation to the Senior Debt Securities. However, the possible application of any future regulations to payments received by Non-Residents in respect of the Senior Debt Securities will need to be monitored.

  Supply withholding tax

        Payments in respect of the Senior Debt Securities will be able to be made free and clear of the "supply withholding tax" imposed under section 12-190 of Schedule 1 to the TAA.

Other Australian tax matters

  Gains on disposal of Senior Debt Securities by Non-Residents

        Non-Residents that have never held their Senior Debt Securities in the course of carrying on business at or through a permanent establishment within Australia will not be subject to Australian income tax on gains realized by them on the sale or redemption of the Senior Debt Securities provided that such gains do not have an Australian source. A gain arising on the sale of Senior Debt Securities by a Non Resident Holder to another Non Resident where the Senior Debt Securities are sold outside Australia and all negotiations are conducted, and documentation executed, outside Australia would not generally be regarded as having an Australian source.

  Garnishee directions

        The Commissioner of Taxation for Australia may give a direction under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 to the TAA or any similar provision requiring Westpac to deduct or withhold from any payment to any other party (including any Holder) any amount in respect of tax payable by that other party. If Westpac is served with such a direction, Westpac intends to comply with that direction and make any deduction or withholding required by that direction.

  Goods and services tax ("GST")

        Neither the issue, nor the receipt, of the Senior Debt Securities will give rise to a liability for GST in Australia on the basis that the supply of the Senior Debt Securities will comprise either an "input taxed financial supply" or (in the case of a supply to a Non-Resident Holder outside Australia and certain areas offshore of Australia, which together comprise the "indirect tax zone") a "GST-free supply". Furthermore, neither the payment of principal or interest by Westpac, nor the disposal or redemption of the Senior Debt Securities, would give rise to any GST liability in Australia.

  Estate duties

        No Senior Debt Securities will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death.

  Stamp duties

        No ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue or transfer of any Senior Debt Securities.

 PLAN OF DISTRIBUTION

        We may sell the Senior Debt Securities from time to time in one or more transactions. We may sell securities pursuant to the registration statement to or through agents, underwriters, dealers or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or the dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase the securities.

  •
  We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement or term sheet.

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  Unless we indicate otherwise in the applicable prospectus supplement or term sheet, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the securities.

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  We will execute an underwriting agreement with any underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement or term sheet.

  •
  The underwriters will use the applicable prospectus supplement or term sheet to sell the securities.

  •
  The underwriters will initially offer and sell the securities only to purchasers (a) in the United States that are reasonably believed to qualify as "qualified institutional buyers" as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions set forth in the applicable prospectus supplement or term sheet, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur.

        We may use a dealer to sell the securities.

  •
  If we use a dealer, we, as principal, will sell the securities to the dealer.

  •
  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

  •
  We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement or term sheet.

        We may solicit directly offers to purchase the securities, and we may directly sell the securities only to purchasers (a) in the United States that are reasonably believed to qualify as "qualified institutional buyers" as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions set forth in the applicable prospectus supplement or term sheet, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur.. We will describe the terms of direct sales in the applicable prospectus supplement or term sheet.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement or term sheet.

  •
  We will describe in the applicable prospectus supplement or term sheet the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions outside Australia and, on a market operated outside Australia that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Such stabilization, if commenced, may be discontinued at any time and must be brought to an end after a limited period. Such stabilization, if any, will be in compliance with all laws. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        Conflicts of Interest.    Westpac Banking Corporation is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of offered securities in the United States, it will do so through Westpac Capital Markets LLC, a U.S. registered broker dealer, which we refer to as WCM. WCM is an affiliate of Westpac Banking Corporation. Offerings of securities will be conducted in compliance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., which we refer to as FINRA, regarding a FINRA member firm's distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, WCM may not make sales of the offered securities to any discretionary accounts without the prior written approval of the customer.

        This prospectus, together with the relevant prospectus supplement and prospectus describing the terms of the specific series of securities being offered and sold, may be used by Westpac or WCM in connection with offers and sales of such securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, or at other prices. Westpac or WCM may act as principal or agent in these transactions. Neither Westpac nor WCM is obligated to make a market in any of the securities referenced on the cover of this prospectus and either Westpac or WCM may discontinue any market-making at any time without notice, at its sole discretion.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        You may request a copy of any filings (excluding exhibits) referred to above and in "Incorporation of Information We File with the SEC" at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager. Telephone requests may be directed to such person at (212) 551-1800. Our website is available at www.westpac.com.au. Information contained in or accessible through the websites mentioned in this prospectus does not form part of this prospectus and all references in this prospectus to websites are inactive textual references and are for information only.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the Senior Debt Securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC's Internet site.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents;

  •
  information that we file with the SEC will automatically update and supersede this prospectus and previously incorporated information.

        We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  our annual report on Form 20-F for the financial year ended September 30, 2018;

  •
  the information contained in Exhibit 1 (2018 Pillar 3 Report) to our report on Form 6-K dated November 7, 2018; and

  •
  the information contained in our report on Form 6-K, excluding Exhibit 1, dated November 8, 2018.

        We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus until this offering is completed:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in this prospectus; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA

        Westpac is a company incorporated in Australia under the Australian Corporations Act and registered in New South Wales, having its registered office at Level 18, Westpac Place, 275 Kent Street, Sydney, New South Wales 2000, Australia. In order to enforce a final, unsatisfied and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any New York State or United States federal court having jurisdiction under its own domestic laws, and within whose jurisdiction Westpac was carrying on business at the time of commencement of the proceedings in which such judgment was rendered, with respect to any liability of Westpac with respect to any securities, it is necessary for the judgment creditor to bring separate proceedings as a new cause of action based on such judgment in the courts of competent jurisdiction of New South Wales or Australia against Westpac. Subject to the matters set forth under the heading "Description of the Senior Debt Securities—Events of Default", those courts could reasonably be expected in the circumstances to give conclusive effect to such judgment for the purpose of the proceedings. Westpac has expressly submitted to the jurisdiction of New York State and United States federal courts sitting in The City of New York for the purpose of any suit, action or proceedings arising out of the offering and sale of any securities. Westpac has appointed its New York branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as its agent upon whom process may be served in any such action.

        All of the directors and executive officers of Westpac, and the independent accountants named herein, reside outside the United States. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of securities to effect service of process within the United States upon such persons. In addition, it may not be possible for holders of securities to enforce against such persons judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Westpac has been advised by its Australian counsel, King & Wood Mallesons, that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

CURRENCY OF PRESENTATION AND EXCHANGE RATES

        We publish our consolidated financial statements in Australian Dollars.

        The following table sets forth, for Westpac's financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian Dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in US dollars per A$1.00. Westpac's fiscal year ends on September 30 of each year.

Financial Year	At Period End	Average Rate(1)	High	Low
2014	0.8737	0.9155	0.9705	0.8715
2015	0.7020	0.7781	0.8904	0.6917
2016	0.7667	0.7385	0.7817	0.6855
2017	0.7840	0.7624	0.8071	0.7174
2018	0.7238	0.7583	0.8105	0.7107
2019(2)	0.7199	0.7145	0.7233	0.7048

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through November 2, 2018.

        Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

VALIDITY OF SECURITIES

        Debevoise & Plimpton LLP, our New York counsel, will pass, on our behalf, on the validity of the Senior Debt Securities described in this prospectus with respect to New York law. King & Wood Mallesons, our Australian counsel, will pass, on our behalf, on the validity of the Senior Debt Securities with respect to Australian law. Debevoise & Plimpton LLP may rely on the opinion of King & Wood Mallesons on matters of Australian law.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 20-F of Westpac Banking Corporation for the year ended September 30, 2018, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of Chartered Accountants Australia and New Zealand.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY

        The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia) with respect to claims arising out of its audit report described under "Experts" above, is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, which we refer to as the Professional Standards Act, and Chartered Accountants Australia and New Zealand (NSW) Scheme adopted by Chartered Accountants Australia and New Zealand on October 8, 2014 and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act, which we refer to as the NSW Accountants Scheme. For matters occurring on or prior to October 7, 2014, the liability of PwC Australia may be subject to the limitations set forth in predecessor schemes. The current NSW Accountants Scheme expires on October 7, 2019 unless further extended or replaced.

        The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted to be done in the performance of its professional services for us, including, without limitation, its audits of our financial statements. The extent of the limitation depends on the timing of the relevant matter and is:

  •
  in relation to matters occurring on or after October 8, 2013, a maximum liability for audit work of A$75 million; or

  •
  in relation to matters occurring on or prior to October 7, 2013, to the lesser of (in the case of audit services) ten times the reasonable charge for the service provided and a maximum liability for audit work of A$75 million.

        The limitations do not apply to claims for breach of trust, fraud or dishonesty. In addition, there is equivalent professional standards legislation in place in other states and territories in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation. Accordingly, liability for acts or omissions by PwC Australia in Australian states or territories other than New South Wales may be limited in a manner similar to that in New South Wales. These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgment under US or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia's assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to extensive judicial consideration and therefore how the limitation might be applied by the courts and the effect of the limitation remain untested in a number of respects including its effect in respect of the enforcement of foreign judgments.

US$2,250,000,000

Westpac Banking Corporation

(ABN 33 007 457 141)

US$750,000,000 2.000% Notes due January 13, 2023

US$750,000,000 2.650% Notes due January 16, 2030

US$750,000,000 Floating Rate Notes due January 13, 2023

PROSPECTUS SUPPLEMENT

January 9, 2020

Joint Book-Running Managers

Citigroup	HSBC	J.P. Morgan	RBC Capital Markets	TD Securities	Westpac Banking Corporation